                                                      Exhibit 2.a
                                                   CONFORMED COPY

     ===========================================================










                     AGREEMENT AND PLAN OF MERGER



                     Dated as of January 26, 1995



                                 Among



                         KBLCOM INCORPORATED,


                          HOUSTON INDUSTRIES
                             INCORPORATED,


                           TIME WARNER INC.


                                  And


                      TW KBLCOM ACQUISITION CORP.











     ============================================================

                           TABLE OF CONTENTS


                                                             Page

     Parties and Recitals  . . . . . . . . . . . . . . .        1


                               ARTICLE I

                              The Merger

     SECTION 1.01.   The Merger  . . . . . . . . . . . .        1
     SECTION 1.02.   Closing . . . . . . . . . . . . . .        2
     SECTION 1.03.   Effective Time  . . . . . . . . . .        2
     SECTION 1.04.   Effects of the Merger . . . . . . .        2


                              ARTICLE II

                       The Surviving Corporation

     SECTION 2.01.   Certificate of Incorporation and
                       By-laws . . . . . . . . . . . . .        2
     SECTION 2.02.   Directors . . . . . . . . . . . . .        3
     SECTION 2.03.   Officers  . . . . . . . . . . . . .        3


                              ARTICLE III

           Effect of the Merger on the Capital Stock of the
            Constituent Corporations; Merger Consideration;
                       Exchange of Certificates;
                 Purchase of Intercompany Indebtedness

     SECTION 3.01.   Effect on Capital Stock . . . . . .        3
     SECTION 3.02.   Purchase of Intercompany
                     Indebtedness  . . . . . . . . . . .        4
     SECTION 3.03.   Exchange of Certificates; Delivery
                       of Parent Preferred Stock and
                       Parent Common Stock; Payment of any
                       Distributions . . . . . . . . . .        6
     SECTION 3.04.   Reconciliation of Adjustment
                       Amount  . . . . . . . . . . . . .        7

                                                                2
                              ARTICLE IV

                    Representations and Warranties

     SECTION 4.01.   Representations and Warranties of
                       the Company and the
                       Stockholder . . . . . . . . . . .        9
                     (a)  Organization, Standing and
                             Corporate Power . . . . . .        9
                     (b)  Company Subsidiaries and Non-
                             Subsidiary Equity
                             Investments, including
                             Paragon . . . . . . . . . .        9
                     (c)  Capital Structure  . . . . . .       10
                     (d)  Authority; Noncontra-
                             vention . . . . . . . . . .       11
                     (e)  Financial Statements . . . . .       13
                     (f)  Absence of Certain Changes or
                             Events  . . . . . . . . . .       14
                     (g)  Litigation . . . . . . . . . .       15
                     (h)  Benefit Plans  . . . . . . . .       16
                     (i)  ERISA Compliance   . . . . . .       16
                     (j)  Taxes  . . . . . . . . . . . .       19
                     (k)  No Excess Parachute
                             Payments  . . . . . . . . .       20
                     (l)  Brokers; Brokers' Fees and
                             Expenses  . . . . . . . . .       20
                     (m)  Contracts; Loan Instru-
                             ments . . . . . . . . . . .       20
                     (n)  Title to Properties  . . . . .       22
                     (o)  Compliance with Applicable
                             Laws  . . . . . . . . . . .       23
                     (p)  Company Franchises . . . . . .       26
                     (q)  Company Systems  . . . . . . .       27
                     (r)  Overbuilds . . . . . . . . . .       27
                     (s)  Rate Regulation  . . . . . . .       28
                     (t)  Intellectual Property  . . . .       28
                     (u)  Transactions with
                             Affiliates  . . . . . . . .       29

     SECTION 4.02.   Additional Representations and
                       Warranties of the Stockholder . .       29
                     (a)  Share Ownership  . . . . . . .       29
                     (b)  Investment . . . . . . . . . .       30
                     (c)  Non-Foreign Status . . . . . .       30

                                                                3
     SECTION 4.03.   Representations and Warranties of
                       Parent and Sub  . . . . . . . . .       30
                     (a)  Organization, Standing and
                             Corporate Power . . . . . .       30
                     (b)  Capital Structure  . . . . . .       31
                     (c)  Authority; Noncontra-
                             vention . . . . . . . . . .       31
                     (d)  Parent SEC Documents; Financial
                             Statements  . . . . . . . .       33
                     (e)  Litigation . . . . . . . . . .       35
                     (f)  Tax Matters  . . . . . . . . .       35
                     (g)  Brokers  . . . . . . . . . . .       36
                     (h)  Investment Intent  . . . . . .       36


                               ARTICLE V

               Covenants Relating to Conduct of Business

     SECTION 5.01.   Conduct of Business by
                       the Company . . . . . . . . . . .       36
     SECTION 5.02.   Conduct of the Business of Paragon        40
     SECTION 5.03.   No Transfer . . . . . . . . . . . .       40
     SECTION 5.04.   Other Actions . . . . . . . . . . .       40


                              ARTICLE VI

                         Additional Agreements

     SECTION 6.01.   Access to Information;
                       Confidentiality . . . . . . . . .       41
     SECTION 6.02.   Commercially Reasonable Efforts . .       42
     SECTION 6.03.   Incentive Compensation Plans  . . .       45
     SECTION 6.04.   Benefit Plans and Employee
                       Matters . . . . . . . . . . . . .       45
     SECTION 6.05.   Fees and Expenses . . . . . . . . .       47
     SECTION 6.06.   Public Announcements  . . . . . . .       47
     SECTION 6.07.   HSR Act . . . . . . . . . . . . . .       48
     SECTION 6.08.   Company Systems Certificate . . . .       49
     SECTION 6.09.   Certificate of Designations . . . .       49
     SECTION 6.10.   Other Agreements  . . . . . . . . .       49
     SECTION 6.11.   Certain Employee Matters  . . . . .       49
     SECTION 6.12.   TWE-Related Consents  . . . . . . .       50
     SECTION 6.13.   Tax Consistency . . . . . . . . . .       50
     SECTION 6.14.   Franchise Guarantees  . . . . . . .       50
     SECTION 6.15.   Rate Laws and Rate Proceedings  . .       51
     SECTION 6.16.   Parent Stock  . . . . . . . . . . .       53

                                                                4
     SECTION 6.17.   Requested Audits  . . . . . . . . .       53
     SECTION 6.18.   Paragon Savings Plan  . . . . . . .       53

                              ARTICLE VII

                         Conditions Precedent

     SECTION 7.01.   Conditions to Obligation of the
                       Company and the Stockholder To
                       Effect the Merger . . . . . . . .       53
     SECTION 7.02.   Conditions to Obligation of Parent
                       and Sub To Effect the Merger  . .       56


                             ARTICLE VIII

                            Indemnification

     SECTION 8.01.   Indemnification   . . . . . . . . .       60


                              ARTICLE IX

                   Termination, Amendment and Waiver

     SECTION 9.01.   Termination . . . . . . . . . . . .       66
     SECTION 9.02.   Effect of Termination . . . . . . .       66
     SECTION 9.03.   Amendment . . . . . . . . . . . . .       67
     SECTION 9.04.   Extension; Waiver . . . . . . . . .       67


                               ARTICLE X

                              Tax Matters

     SECTION 10.01.  Pre-Closing Taxes . . . . . . . . .       67
     SECTION 10.02.  Post-Closing Taxes  . . . . . . . .       69
     SECTION 10.03.  Tax Cooperation . . . . . . . . . .       70
     SECTION 10.04.  Notification of Proceedings;
                       Refunds.  . . . . . . . . . . . .       70

                                                                5
                              ARTICLE XI

                          General Provisions

     SECTION 11.01.  Notices . . . . . . . . . . . . . .       71
     SECTION 11.02.  Definitions . . . . . . . . . . . .       74
     SECTION 11.03.  Interpretation  . . . . . . . . . .       94
     SECTION 11.04.  Counterparts  . . . . . . . . . . .       94
     SECTION 11.05.  Entire Agreement; No Third-Party
                       Beneficiaries . . . . . . . . . .       94
     SECTION 11.06.  Governing Law . . . . . . . . . . .       95
     SECTION 11.07.  Assignment  . . . . . . . . . . . .       95
     SECTION 11.08.  Enforcement . . . . . . . . . . . .       95
     SECTION 11.09.  Descriptive Headings  . . . . . . .       96
     SECTION 11.10.  Cooperation . . . . . . . . . . . .       96
     SECTION 11.11.  No Other Representations  . . . . .       97


                               EXHIBITS

     EXHIBIT A.     KBLCOM Capital Budget
     EXHIBIT B.     Form of Guarantee Indemnity
     EXHIBIT C.     Form of Opinion of Cravath, Swaine & Moore
     EXHIBIT D.     Form of Opinion of Baker & Botts, L.L.P.,
                    Regarding Tax Matters
     EXHIBIT E.     Form of Parent Certificate Pursuant to
                    Section 3.02(a)
     EXHIBIT F.     Form of Opinion of Baker & Botts, L.L.P.
     EXHIBIT G.     Form of Company Certificate Pursuant to
                    Section 3.02(a)
     EXHIBIT H.     Form of Certificate of Designations
     EXHIBIT I.     Joint Venture Term Sheet
     EXHIBIT J.     Form of Registration Rights Agreement
     EXHIBIT K.     Form of Stockholder's Agreement

                                                   CONFORMED COPY



                         AGREEMENT AND PLAN OF MERGER dated as of
                    January 26, 1995 (this "Agreement"), among
                    KBLCOM INCORPORATED, a Delaware corporation
                    (the "Company"), HOUSTON INDUSTRIES
                    INCORPORATED, a Texas corporation (the
                    "Stockholder"), TIME WARNER INC., a Delaware corporation ("Parent"), and TW KBLCOM ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub").


               WHEREAS the respective Boards of Directors of the Company, the Stockholder, Parent and Sub have approved the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), whereby each issued and outstanding share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or any Company Subsidiary (as hereinafter defined), will be converted into the right to receive the Merger Consideration (as hereinafter defined);

               WHEREAS the Company, the Stockholder, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

               WHEREAS it is intended that the Merger shall constitute a "reorganization" for Federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");


               NOW, THEREFORE, in consideration of the
     representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                               ARTICLE I

                              The Merger

               SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

               SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the seventh Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza,
     825 Eighth Avenue, New York, NY 10019, unless another date or place is agreed to in writing by the parties hereto.

               SECTION 1.03. Effective Time. At the time of the Closing, or as soon as practicable thereafter, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

               SECTION 1.04.  Effects of the Merger.  The Merger
     shall have the effects set forth in Section 259 of the DGCL.


                              ARTICLE II

                       The Surviving Corporation

               SECTION 2.01. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that such certificate of incorporation may be amended at the Effective Time to change the name of the Surviving Corporation) until thereafter changed or amended as provided therein or by applicable law.

               (b)  The By-laws of Sub as in effect at the
     Effective Time shall be the By-laws of the Surviving
     Corporation, until thereafter changed or amended as provided therein or by applicable law.

                                                                3
               SECTION 2.02. Directors. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               SECTION 2.03. Officers. The officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                              ARTICLE III

           Effect of the Merger on the Capital Stock of the
            Constituent Corporations; Merger Consideration;
                       Exchange of Certificates;
                 Purchase of Intercompany Indebtedness

               SECTION 3.01.  Effect on Capital Stock.  As of the
     Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company
     Common Stock or any shares of capital stock of Sub:

               (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Surviving Corporation Common Stock.

               (b) Conversion of Company Common Stock. All of the issued and outstanding shares of Company Common Stock shall be converted into the right to receive
          (i) 1,000,000 (as such number may be adjusted from time to time pursuant to paragraph (c) of this Section 3.01, the "Common Share Number") fully paid and nonassessable shares of Parent Common Stock and (ii) 11,000,000 fully paid and nonassessable shares of Parent Preferred Stock (collectively, the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                                                                4
               (c) The Common Share Number shall be adjusted from time to time after the date hereof and prior to the Effective Time for events described in Sections 3.6 and 3.7 of the Certificate of Designations as if
          (i) the references therein to the term "Conversion Rate" were instead references to the Common Share Number as in effect at the time (provided that the Conversion Price shall be appropriately adjusted as agreed by the parties) and (ii) the references therein to "Series D Stock" and "this Series" were instead to Company Common Stock (taking into account (and giving effect to) any right of election set forth in such Sections, including any right of election that would give such holders a right to receive a distribution (which distribution shall be treated as a Distribution for purposes of Section 3.03(b) hereof)).

               SECTION 3.02.  Purchase of Intercompany
     Indebtedness. (a) (i) At the Closing, Parent shall purchase, at par, a principal amount of Intercompany Indebtedness equal to $1,241,725,000 less the Estimated Adjustment Amount. The purchase price for the Intercompany Indebtedness shall be payable at the Closing in immediately available funds to an account designated in writing by the Stockholder at least two Business Days prior to the Closing Date. The "Estimated Adjustment Amount" shall be the sum of
     (x) the Company's good faith estimate of the Company Adjustment Amount, as set forth in a certificate of the Company delivered to Parent not later than five Business Days prior to the Closing Date plus (y) Parent's good faith estimate of the Paragon Adjustment Amount, as set forth in a certificate of Parent delivered to the Company not later than five Business Days prior to the Closing Date.

               (ii) The "Company Adjustment Amount" shall be the amount equal to the following:

                    (A) Company Closing Indebtedness and Other
               Liabilities;

                    (B) plus (I) Company Working Capital Deficit
               or minus (II) Company Working Capital Balance, as applicable;

                    (C) plus (I) the Capital Expenditure
               Deficiency of the Company or minus (II) the Capital Expenditure Excess of the Company, as applicable;

                                                                5
                    (D) plus (I) the Inventory Deficiency or
               minus (II) the Inventory Excess, as applicable;

                    (E) plus the Debt Prepayment Penalty;

                    (F) plus the Swap Termination Amount; and

                    (G) plus the amount of Company Severance and
               Incentive Liabilities (insofar as such amounts can reasonably be calculated or estimated at the time of determination);

          in each case without duplication (each such amount set forth in clauses (A), (B)(I), (B)(II), (C)(I), (C)(II),
          (D)(I), D(II), (E), (F) and (G) above is referred to herein as a "Company Adjustment Factor", and the Company's good faith estimate of each Company
          Adjustment Factor is referred to herein as an "Estimated Company Adjustment Factor").

               (iii) The "Paragon Adjustment Amount" shall be the amount equal to the following:

                    (A) one-half of Paragon Closing Indebtedness
               and Other Liabilities;

                    (B) plus (I) one-half of Paragon Working
               Capital Deficit or minus (II) one-half of Paragon
               Working Capital Balance, as applicable; and

                    (C) plus (I) one-half of the Capital
               Expenditure Deficiency of Paragon or minus
               (II) one-half of the Capital Expenditure Excess of Paragon, as applicable;

          in each case without duplication (each such amount set forth in clauses (A), (B)(I), (B)(II), (C)(I) and
          (C)(II) above is referred to herein as a "Paragon Adjustment Factor", and Parent's good faith estimate of each Paragon Adjustment Factor is referred to herein as the "Estimated Paragon Adjustment Factor").

              (iv) Each Company Adjustment Factor and each Paragon Adjustment Factor is also referred to herein as an "Adjustment Factor" and each Estimated Company Adjustment Factor and each Estimated Paragon Adjustment Factor is also referred to herein as an "Estimated Adjustment Factor".

                                                                6
               (b) Prior to the Closing Date (including, if requested, prior to the date of delivery of the certificates referred to in this Section 3.02), the Stockholder shall cause the Company and Parent shall cause Paragon to provide each other with access to records, working papers and other information necessary to verify the calculation of the Estimated Adjustment Factors, in each case upon reasonable notice and during normal business hours.

               (c)  At the Closing and prior to the Effective
     Time, the Stockholder shall make a capital contribution to the Company of all Intercompany Indebtedness not purchased by Parent pursuant to Section 3.02(a).

               (d) At the Closing and prior to the Effective Time, the Company shall cancel or cause to be cancelled, all Indebtedness and payables owed by the Stockholder and its Affiliates (other than the Company and the Company Subsidiaries) to the Company or any Company Subsidiary.

               SECTION 3.03. Exchange of Certificates; Delivery of Parent Preferred Stock and Parent Common Stock; Payment of any Distributions. (a) At the Closing, (i) Parent shall issue and deliver to the Stockholder one or more certificates for the number of shares of Parent Common Stock and Parent Preferred Stock into which the Company Common Stock is converted in accordance with Section 3.01 and
     (ii) the Stockholder shall surrender to Parent all certificates that, immediately prior to the Effective Time, represented Company Common Stock.

               (b) In the event that (i) Parent shall make a distribution to the holders of Parent Common Stock of the type that would require a distribution to holders of Parent Preferred Stock pursuant to Section 2.3 or 3.7 of the Certificate of Designations (assuming the Parent Preferred Stock were outstanding) (a "Distribution") and (ii) the record date or (if there shall not be a record date) effective date for the Distribution shall occur after the date hereof and prior to the Effective Time, Parent shall, at the Effective Time (or if the date for payment of the Distribution is after the Effective Time, on the date of payment) pay to the Persons who become record holders of Parent Common Stock and Parent Preferred Stock at the Effective Time the amounts and kinds of assets or capital stock or other securities that such Persons would have been entitled to receive had such Persons been record holders of such Parent Common Stock and Parent Preferred Stock on the

                                                                7
     relevant record date or effective date for the Distribution (taking into account (and giving effect to) any right of election of such Person). The foregoing shall not affect Parent's obligations under Sections 5.04, 6.02 and 6.13.

               SECTION 3.04.  Reconciliation of Adjustment
     Amount. (a) Within 90 days after the Closing Date, Parent shall prepare, with the assistance of the Stockholder and the Company, and deliver to the Stockholder a statement (the "Statement") setting forth Parent's good faith determination of the Adjustment Amount, including the Adjustment Factors (provided that the Company Adjustment Amount shall be determined on the basis of accounting policies that are consistent with those employed by the Company for purposes of determining the Company Estimated Adjustment Amount and the Paragon Adjustment Amount shall be determined on the basis of accounting policies that are consistent with those employed by Parent for purposes of determining the Paragon Estimated Adjustment Amount (in each case subject to the requirements of this Agreement)). During the 60-day period following delivery of the Statement to the Stockholder, Parent shall provide the Stockholder with access during normal business hours to any books, records, working papers or other information reasonably necessary or useful in the review of the Statement and the calculation of the Adjustment Amount to enable the Stockholder to verify the accuracy of the Statement. The Statement shall become final and binding upon all parties hereto on the sixty-first day following delivery thereof (without counting such day of delivery) to the Stockholder unless the Stockholder gives written notice of disagreement with the Statement (a "Notice of Disagreement") to Parent prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and relate solely to the review of the Statement and the calculation of the Adjustment Amount.

               (b) If a Notice of Disagreement is given by the Stockholder in a timely manner, then the Statement shall become final and binding upon all parties hereto on the earlier of (x) the date the Stockholder and Parent resolve in writing any differences they may have with respect to all matters specified in the Notice of Disagreement and (y) the date all disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Parent and the Stockholder shall seek in good faith to resolve any differences which they may have with respect to any matter

                                                                8
     specified in the Notice of Disagreement and each shall provide the other with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation or calculation of
     (i) the Estimated Adjustment Amount, including each Estimated Adjustment Factor, (ii) the Adjustment Amount, including each Adjustment Factor, (iii) the Statement,
     (iv) any Notice of Disagreement, or (v) otherwise with respect to any thereof. At the end of such 30-day period if there has been no resolution of the matters specified in the Notice of Disagreement, Parent and the Stockholder shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters arising under this Section which remain in dispute. The Arbitrator shall be Coopers & Lybrand, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Parent and the Stockholder. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 30 days following submission thereto (or as soon thereafter as reasonably practicable). The fees and expenses of the Arbitrator pursuant to this Agreement shall be borne 50% by Parent and 50% by the Stockholder.

               (c) Within five Business Days after the Statement becomes final and binding upon the parties, the following shall occur:

               (i) if the Adjustment Amount is less than the Estimated Adjustment Amount, Parent shall pay to the Stockholder an amount equal to the excess of the Estimated Adjustment Amount over the Adjustment Amount;
          and

              (ii) if the Adjustment Amount is greater than the Estimated Adjustment Amount, the Stockholder shall pay to Parent an amount equal to the excess of the Adjustment Amount over the Estimated Adjustment Amount.

               (d) All payments pursuant to this Section 3.04 shall be by wire transfer of immediately available funds to an account designated by the recipient at least two Business
     Days prior to the date of payment.

                              ARTICLE IV

                    Representations and Warranties

               SECTION 4.01.  Representations and Warranties of
     the Company and the Stockholder. The Company and the Stockholder each represents and warrants to Parent and Sub as follows:

               (a) Organization, Standing and Corporate Power. Each of the Stockholder, the Company and each Company Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Each of the Stockholder, the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would be immaterial as to amount and significance to the operations or Company System to which they relate. The Company has delivered or made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws or other organizational documents of the Company Subsidiaries, in each case as amended to the date of this Agreement.

               (b)  Company Subsidiaries and Non-Subsidiary
     Equity Investments, including Paragon. (i) Sec-tion 4.01(b)(i) of the Disclosure Schedule, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "Disclosure Schedule"), lists as of the date hereof each Company Subsidiary, the percentage of the Company's ownership of each Company Subsidiary and the identity and percentage ownership of all other Persons with equity interests in such Company Subsidiary. The Stockholder will disclose in writing to Parent all changes to such information of which it has knowledge occurring subsequent to the date hereof and prior to the Effective Time. Except as set forth in Section 4.01(b)(i) of the Disclosure Schedule, all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Company

                                                               10
     Subsidiaries or by the Company and one or more Company Subsidiaries, free and clear of all Liens. Except as set forth in Section 4.01(b)(i) of the Disclosure Schedule, all of the ownership interests in each Company Subsidiary that is a partnership are duly authorized, validly issued and fully paid (with respect to general partnership interests, only to the extent required at the date this representation is made) and are owned by the Company, by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, free and clear of all Liens.

            (ii)  Section 4.01(b)(ii) of the Disclosure
     Schedule sets forth, as of September 30, 1994, the book value of each such Non-Subsidiary Equity Investment and the nature and, to the knowledge of the Company or the Stockholder, the percentage of the Company's ownership of each such Non-Subsidiary Equity Investment. Except as set forth in Section 4.01(b)(ii) of the Disclosure Schedule, the shares of capital stock, the partnership interests or the other equity interests, as applicable, of each Non-Subsidiary Equity Investment that are owned by the Company or a Company Subsidiary are owned free and clear of any Liens (other than changes therein occurring after the date hereof and prior to the Effective Time that are permitted under Section 5.01 hereof).

         (iii) The Company is in compliance in all material respects with the provisions of the partnership agreement of Paragon.

               (c)  Capital Structure.  (i)  The authorized
     capital stock of the Company consists of 1,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. All the shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are held by the Company as treasury shares, and no shares of Company Preferred Stock are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and no rights exist to acquire any capital stock of the Company or any Company Subsidiary. There are no outstanding stock appreciation rights, phantom stock rights or other similar instruments or obligations of the Company or any Company Subsidiary the value of which depends, in whole or in part, on the value of any of the Company's capital stock, any of the capital stock of the Company Subsidiaries or the financial or business performance or asset value of the Company or any Company

                                                               11
     Subsidiary. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

           (ii) Except as set forth in Schedule 4.01(c)(ii) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.01(c)(ii) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

               (d) Authority; Noncontravention. (i) Each of the Company and the Stockholder has the requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by each of the Company and the Stockholder, as applicable, and the consummation by each of the Company and the Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Stockholder, as applicable. The Stockholder has approved this Agreement and the transactions contemplated hereby, and no further action to approve this Agreement and such transactions is necessary on the part of the holders of the Company Common Stock. This Agreement has been duly executed and delivered by each of the Company and the Stockholder and constitutes a valid and binding obligation of the Company and the Stockholder, enforceable against the Company and the Stockholder in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or

                                                               12
     similar laws affecting creditors' rights generally and
     (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Transaction Document has been duly authorized by the Stockholder and, upon its execution and delivery by the parties thereto (pursuant to due authorization by the other parties), will constitute a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as aforesaid.

            (ii) Except as set forth in Section 4.01(d)(ii) of the Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents and compliance with the provisions of this Agreement and each of the Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company, any Company Subsidiary or the Stockholder under any of the following:

               (A) the certificate of incorporation or by-laws of the Company, the Stockholder or the comparable charter or organizational documents of any of the Company
          Subsidiaries;

               (B) any Third-Party Contract of the Company, any Company Subsidiary or the Stockholder; or

               (C) subject to the governmental filings and other matters referred to in paragraph (iii) below, any Company Franchise or Company Permit or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Company Subsidiary, the Stockholder or their respective properties or assets (other than Paragon and its Subsidiaries and their respective properties or assets);

     other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any

                                                               13
     material respect or materially delay the ability of the Company or the Stockholder to perform its obligations under this Agreement or (y) prevent, materially delay or make unduly burdensome the consummation of any of the transactions contemplated by this Agreement.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Company, the Company Subsidiaries or the Stockholder in connection with the execution and delivery of this Agreement by the Company or the Stockholder or the consummation by the Company or the Stockholder of the transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the HSR Act, (II) the filing with the SEC by the Stockholder of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (IV) approvals of Governmental Entities, which approvals are listed in Section 4.01(d)(iii) of the Disclosure Schedule, (V) consents, approvals, orders, authorizations, registrations, declarations and filings arising as a result of matters relating primarily to Parent and its Affiliates and (VI) consents, approvals, orders or authorizations of, or registrations, declarations and filings with any Governmental Entities that are immaterial as to amount and significance to the operations or Company System to which they relate and can reasonably be expected to be obtained on a routine basis in the ordinary course of business.

               (e) Financial Statements. Section 4.01(e) of the Disclosure Schedule sets forth (A)(1) the unaudited consolidated balance sheet of the Company and its subsidiaries as of each of December 31, 1992 and December 31, 1993, and (2) the unaudited statements of consolidated operations, consolidated stockholder's equity and consolidated cash flows of the Company and its subsidiaries for the years then ended, (B)(1) the audited consolidated balance sheet of KBL and its subsidiaries as of each of December 31, 1992 and December 31, 1993 and (2) the audited statements of consolidated operations, consolidated stockholder's equity and consolidated cash flows of KBL and its subsidiaries for the years then ended, (C)(1) unaudited

                                                               14
     consolidated balance sheets of the Company and its subsidiaries and of KBL and its subsidiaries as of September 30, 1994, and (2) the unaudited statements of consolidated operations and consolidated cash flows of the Company and its subsidiaries and KBL and its subsidiaries, in each case for the year-to-date period then ended, together with in the case of the financial statements referred to in clauses (A) and (B), the notes to such financial statements and, in the case of the audited financial statements, the report of the independent auditors thereon (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements", and the unaudited consolidated balance sheet of the Company and its subsidiaries and the unaudited consolidated balance sheet of KBL and its subsidiaries as of September 30, 1994, collectively, the "Balance Sheets"). The Financial Statements and the Periodic Financial Statements have been or shall be prepared in conformity with GAAP (except in the case of the Financial Statements as at and for the period ending September 30, 1994 (and any Periodic Financial Statements covering an interim period) for normal year-end adjustments and the absence of notes) consistently applied (except as indicated in the notes thereto) and fairly present the consolidated financial condition and results of operations and cash flows of the Company and its subsidiaries and of KBL and its subsidiaries, as of the respective dates thereof and for the respective periods indicated. Notwithstanding the foregoing, (i) no representation or warranty as to the Financial Statements (including the Balance Sheets) is made with respect to information contained therein to the extent that such information is derived from the financial statements of Paragon and (ii) any materiality standard determined with reference to GAAP shall be made as if the Paragon financial information were not included in the Financial Statements. For purposes of this paragraph, "subsidiaries" means those entities required by GAAP to be consolidated for financial reporting purposes.

               (f) Absence of Certain Changes or Events. Except as disclosed in Section 4.01(f) of the Disclosure Schedule, since September 30, 1994, the Company has, in all material respects, conducted its business only in the ordinary course, and there has not been (i) any Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, except as permitted under Section

                                                               15
     5.01 hereof with respect to events occurring after the date hereof and prior to the Effective Time, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of the Company Subsidiaries to any executive officer of the Company or any of the Company Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of September 30, 1994, (B) any granting by the Company or any of the Company Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of September 30, 1994, or (C) any entry by the Company or any of the Company Subsidiaries into any employment, severance or termination agreement with any such executive officer,
     (v) any damage, destruction or other similar loss, whether or not covered by insurance, that has or could reasonably be expected to have a Company Material Adverse Effect or
     (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP and described in
     Section 4.01(f) of the Disclosure Schedule (or, in the case of changes required by GAAP that arise after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent).

               (g)  Litigation.  Except as disclosed in
     Section 4.01(g) of the Disclosure Schedule, as of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of the Company or the Stockholder, overtly threatened, against any of the Company, any Company Subsidiary, the Stockholder or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have an adverse effect on the business, properties, condition or results of operations of the Company (other than suits, actions or proceedings which are immaterial as to amount and significance to the operations or Company Systems to which they relate),
     (ii) impair in any material respect, or materially delay, the ability of the Company or the Stockholder to perform its obligations under this Agreement, any Transaction Document or the Joint Venture Agreement or (iii) prevent, materially delay or make unduly burdensome the consummation of any of

                                                               16
     the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity (other than Franchises) or arbitrator outstanding that is directed against the Company or any of the Company Subsidiaries that has, or is reasonably likely to have, any effect referred to in the foregoing clauses (i)-(iii).

               (h)  Benefit Plans.  Section 4.01(h) of the
     Disclosure Schedule sets forth each collective bargaining agreement and each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding), currently maintained by or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary and providing benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries (collectively, "Benefit Plans"), other than Benefit Plans or amendments thereto entered into after the date hereof and prior to the Effective Time which are permitted under
     Section 5.01(k) of this Agreement and disclosed in writing to Parent). Except as disclosed in Section 4.01(h) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of the Company Subsidiaries and any current or former officer or director of the Company or any of the Company Subsidiaries under which there will be unperformed obligations as of the Effective Date.

               (i)  ERISA Compliance.  (i)  The Company has
     delivered or made available to Parent true, complete and correct copies of all Benefit Plans that are in effect on the date hereof, including "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other Person (other than Paragon or its Subsidiaries), that together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of the Company Subsidiaries. The Company has delivered

                                                               17
     or made available to Parent true, complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any Benefit Plan.

             (ii) Except as disclosed in Section 4.01(i)(ii) of the Disclosure Schedule, each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, the Company Subsidiaries and any Benefit Plans subject to ERISA are each in compliance in all material respects with applicable provisions of ERISA and the Code.

           (iii) Except as disclosed in Section 4.01(i)(iii) of the Disclosure Schedule, all Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company or the Stockholder, has revocation been overtly threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

            (iv) No Pension Plan that the Company or any of the Company Subsidiaries maintains, or to which the Company or any of the Company Subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA, collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent, rather than the assumptions prescribed by Section 4001(a)(18) of ERISA, and neither the Company nor the Stockholder is aware of any existing facts or circumstances that would materially change the funded status of any such Benefit Plans. None of the Pension Plans has an "accumulated funding deficiency" (as

                                                               18
     such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan.

               (v)  To the knowledge of the Company and the
     Stockholder, none of the Company, any of the Company Subsidiaries, any officer of the Company or any of the Company Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of the Company Subsidiaries or any officer of the Company or any of the Company Subsidiaries to any material Tax or penalty under ERISA, the Code or other applicable law. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA but excluding any events with respect to which the reporting obligation has been waived by a Governmental Entity) with respect thereto, during the last five years with respect to which the Company or any Company Subsidiary has any continuing liability.

           (vi)  Neither the Company nor any Commonly
     Controlled Entity has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any of the Multiemployer Pension Plans that could lead to the imposition of any withdrawal liability under Section 4201 of ERISA; and no action has been taken that alone or with the passage of time could result in either a partial or complete withdrawal by any Commonly Controlled Entity in respect of any such plan.

            (vii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in
     Section 4.01(i)(vii) of the Disclosure Schedule, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of

                                                               19
     Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of the Company Subsidiaries on or at any time after the consummation of the Merger.

            (viii) No Commonly Controlled Entity has incurred any material liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

               (j) Taxes. (i) The Company and each of the Company Subsidiaries has timely filed all Federal income tax returns and reports and all other material Tax returns and reports required to be filed by them, either on a separate or combined or consolidated basis. All such returns are complete and correct in all material respects. Each of the Company and the Company Subsidiaries has paid (or the Stockholder or the Company has paid on its behalf) all Taxes shown as due on such returns and all material Taxes for which no return was required to be filed.

               (ii) Except as set forth in Section 4.01(j)(ii) of the Disclosure Schedule, as of the date hereof, and, with respect to matters arising after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, no material deficiencies for any Taxes have been asserted, proposed or assessed against or with respect to the Company or any of the Company Subsidiaries that have not been paid or otherwise settled, and no requests for waivers of the time to assess any such Taxes are pending. The Federal income tax returns of the Company and each of the Company Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service or are closed under the statute of limitations for all years through 1986.

             (iii) Neither the Company nor any of the Company Subsidiaries will be required to include any amount in its income or exclude any amount from its deductions the Closing Date by reason of a change in method of accounting or use of the installment method of accounting in any Pre-Closing Tax Period. The merger of Sub with and into the Company will not cause any recognition of gain or income to the Company or any of the Company Subsidiaries under any provision of Federal, state or local income or franchise tax law.

                                                               20
          (iv) Except as set forth in Section 4.01(j)(iv) of the Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to or is bound by any agreement, arrangement or practice with respect to Taxes (including any Tax sharing agreements with the Stockholder or any of the Stockholder's other Affiliates, or with any Taxing Authority). The Company has delivered or made available to Parent complete and accurate copies of any such written agreement, arrangement or practice, and complete and accurate descriptions of any such oral agreement, arrangement or practice.

               (k) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), except for payments to be made by the Stockholder.

               (l) Brokers; Brokers' Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than CS First Boston Corporation, the fees and expenses of which will be paid by the Stockholder, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               (m) Contracts; Loan Instruments. (i) Except as disclosed in Section 4.01(m)(i) of the Disclosure Schedule (and, in the case of contracts and agreements arising after the date hereof and prior to the Effective Time, which are not prohibited by Section 5.01 of this Agreement and are disclosed in writing to Parent) or as described in
     Section 4.01(p), there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Except for violations or defaults that arise in connection with the consummation of the transactions contemplated by this Agreement or as described in
     Section 4.01(p), neither the Company nor any Company Subsidiary is in material violation of or in default under

                                                               21
     (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) (A) any loan or credit agreement, note, bond, mortgage, indenture, financing lease or other debt instrument or agreement or (B) any other contract, agreement, arrangement or understanding (the items referred to in clauses (A) and (B) above being collectively referred to herein as "Contracts"), to which it is a party or by which it or any of its properties or assets is bound (exclusive of any Contracts that are immaterial as to amount and significance to the operations or Company System to which they relate and are routinely entered into in the ordinary course of business).

               (ii) Set forth in Section 4.01(m)(ii) of the Disclosure Schedule is (A) a list of all Loan Instruments pursuant to which as of a date within 30 days of the date hereof any Indebtedness of the Company or any of the Company Subsidiaries in an aggregate principal amount in excess of $50,000 is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement. The aggregate amount outstanding under Loan Instruments of the Company and the Company Subsidiaries as of the date hereof that is not referred to in Section 4.01(m)(ii) of the Disclosure
     Schedule is not in excess of $250,000.

            (iii) Set forth in Section 4.01(m)(iii) of the Disclosure Schedule are all contracts in effect as of the date of this Agreement between the Company or any Company Subsidiary and any cable programming service or broadcast television station (including oral contracts, courses of dealing or arrangements), together with the expiration date, cost and station or programming service or services covered for each such contract (except to the extent that the disclosure of the foregoing information is prohibited under confidentiality provisions binding on the Company or any Company Subsidiary). Except as set forth in
     Section 4.01(m)(iii) of the Disclosure Schedule, the Company and the Company Subsidiaries have all contracts related to programming and retransmission as are necessary for the conduct of the business and operations of the Company Systems as presently conducted (including oral contracts, courses of dealing and arrangements where, notwithstanding the expiration of any written agreement, the Company is obtaining the service and has no reason to believe that such oral contract, course of dealing or arrangement will be terminated or materially changed) and, except for waivers or

                                                               22
     consents which have not been obtained that are necessary in connection with the consummation of the transactions contemplated by this Agreement, the Company is not in default in any material respect of its obligations under any such contracts.

               (iv) The Company has delivered or caused to be delivered to Parent true and correct copies of (i) the partnership agreement (the "Minneapolis Partnership Agreement") of KBL Cablesystems of Minneapolis Limited Partnership ("KBL Minneapolis") and (ii) the most recent Offer by the General Partners of KBL Minneapolis to purchase the limited partnership units thereof. Except as set forth in Section 4.01(m)(iv) of the Disclosure Schedule, there are no agreements, letters or other documents binding on the Company or any Company Subsidiary amending, modifying or interpreting the Minneapolis Partnership Agreement.

               (n) Title to Properties. (i) Section 4.01(n)(i) of the Disclosure Schedule sets forth as of the date of this Agreement all real property (other than real property that is immaterial as to amount and significance to the operation or Company System to which it relates) owned in fee or leased by the Company or any Company Subsidiary (including the street address thereof), together with, in the case of owned real estate, a listing of all title insurance carried with respect to such real estate. Each of the Company and each Company Subsidiary has good title to, or valid leasehold interests in, all its material properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted. All such material properties, other than properties in which the Company or any Company Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted and except for Liens included in
     Section 4.01(n)(i) to the Disclosure Schedule.

               (ii)  Each of the Company and the Company
     Subsidiaries has complied in all material respects with the terms of all real property leases to which it is a party and under which it is in occupancy (other than (A) leases which

                                                               23
     have expired in accordance with their respective terms and which can reasonably be expected to be renewed or replaced in the ordinary course of business and (B) leases that are immaterial as to amount and significance to the operations or Company System to which they relate and are routinely entered into in the ordinary course of business), and all such leases are in full force and effect (other than leases excluded under clause (B) above and leases under which third parties have defaulted where neither the Company nor the Stockholder has knowledge of such default). Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such leases (other than leases excluded under clause (B) above).

               (o) Compliance with Applicable Laws. (i) Except as set forth in Section 4.01(o)(i) of the Disclosure Schedule or as described in Section 4.01(p), each of the Company and each Company Subsidiary holds all Company Permits as are necessary for it to own, lease or operate its properties and assets, including the Company Systems, and to carry on its business as now conducted (other than any Company Permits that are immaterial as to amount or significance to the operations or Company System to which they relate and can reasonably be expected to be obtained on a routine basis in the ordinary course of business). Except for violations occurring as a result of the transactions contemplated hereby, the Company and the Company Subsidiaries are in compliance in all material respects with the terms of the Company Permits (other than those referred to in the last parenthetical of the immediately preceding sentence). Except as set forth in Section 4.01(o)(i) of the Disclosure Schedule or as described in Section 4.01(p) and except for violations which are immaterial as to amount and significance to the operations or Company Systems to which they relate and can reasonably be expected to be resolved in the ordinary course of business, (x) the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and (y) neither the Company nor the Stockholder has any knowledge of any written claim to the contrary (except that this sentence shall not be applicable to any Rate Laws, Rate Practices or Rate Proceedings). Except as set forth in Section 4.01(o)(i) or 4.01(s) of the Disclosure Schedule, as described in Section 4.01(p)(i) or
     (ii) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, as otherwise disclosed in writing to Parent, no investigation or review by any Governmental Entity with

                                                               24
     respect to the Company or any Company Subsidiary is pending, or, to the knowledge of the Company or the Stockholder, overtly threatened (other than any investigations or reviews
     (A) the results of which would reasonably be expected to be immaterial as to amount and significance to the operations or Company System to which they relate or (B) resulting from filings made and consents or approvals sought to effect the transactions contemplated by this Agreement).

               (ii)  Each of the Company and the Company
     Subsidiaries has made all material submissions (including registration statements) required under the Communications Act and the applicable rules and regulations thereunder.
     The Company has made available to Parent copies of each such submission since January 1, 1992.

              (iii)  (A)  Except as set forth in
     Section 4.01(o)(iii) of the Disclosure Schedule, the Company and the Company Subsidiaries are in material compliance with all Environmental Laws, and hold and are in material compliance with all applicable Environmental Permits.

               (B) As of the date hereof, and, with respect to notices received after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither of the Company nor any of the Company Subsidiaries has received any written notice from any Governmental Entity that alleges that the Company or any Company Subsidiary is in violation in any material respect with any Environmental Laws or Environmental Permits.

               (C) As of the date hereof, and, with respect to decrees or orders entered into after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither the Company nor any of the Company Subsidiaries has entered into or agreed to any court decree or order and is not subject to any judgment, decree or order naming the Company or any Company Subsidiary relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law, which in any such case is still outstanding and continuous in effect.

               (D) No Lien that could reasonably be expected to give rise to a material liability pursuant to any Environmental Law has been attached, asserted, or to the knowledge of the Company or the Stockholder, threatened to

                                                               25
     be attached or asserted, to or against any real or personal property of the Company or any of the Company Subsidiaries.

               (E) Except as set forth in Section 4.01(o)(iii) of the Disclosure Schedule, there has been no Release of Hazardous Substances on any property owned, operated or leased by the Company or any of the Company Subsidiaries, except for (1) Releases in compliance with Environmental Laws or (2) Releases which, individually or in the aggregate, would not reasonably be expected to give rise to a liability that is material in amount or significance to the operations or Company System to which they relate.

               (F) As of the date hereof, and, with respect to matters arising after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither the Company nor any of the Company Subsidiaries has received a CERCLA 104(e) information request or has received notice that it has been named a potentially responsible party at any site included on the Federal National Priorities List (as such term is defined under Environmental
     Law) or any site listed for investigation or remediation under any analogous state law.

               (G) Except as disclosed in Section 4.01(o)(iii) of the Disclosure Schedule, (1) there are no above-ground or underground storage tanks on, under or about property owned, operated or leased by the Company or any of the Company Subsidiaries and (2) any former above-ground or underground tanks on such property have been removed in accordance with Environmental Law and no residual contamination, if any, remains at such sites in excess of applicable standards.

               (H) Except as disclosed in Section 4.01(o)(iii) of the Disclosure Schedule, there are no polychlorinated biphenyls in any article, container or equipment located on, under or about property owned, operated or leased by the Company or any of the Company Subsidiaries (excluding any article, container or equipment owned by or under the control of a utility company or a party unrelated to the Company) and there is no asbestos-containing material at, on, under or within such properties, in either case at levels or in a condition requiring removal, treatment or remediation under applicable Environmental Laws (on the basis of the manner in which such properties are used by the Company or the relevant Company Subsidiary).

                                                               26
               (p) Company Franchises. (i) Section 4.01(p)(i) of the Disclosure Schedule sets forth or identifies (A) each Company Franchise as of the date of this Agreement, (B) the Company Systems in respect of each such Company Franchise,
     (C) the expiration date of each such Company Franchise,
     (D) all guarantees of the Stockholder that relate to obligations under Company Franchises or, to the knowledge of the Company or the Stockholder, Paragon Franchises and
     (E) any provisions or arrangements that provide for a buyout of a Company System or portion thereof at the option of the grantor of the Company Franchise or a right of first refusal or similar right.

              (ii) Except as set forth in Section 4.01(p)(ii) of the Disclosure Schedule and except as they relate to the transactions contemplated hereby, (A) there are no applications by the Company outside the ordinary course in connection with the Company Franchises or proceedings pending or, to the knowledge of the Company or the Stockholder, overtly threatened before any Governmental Entity relating to Company Franchises, other than
     (x) pending rate complaints filed with the FCC or other Governmental Entities by subscribers or franchising authorities as to which the Company or the Stockholder has knowledge, copies of which have been made available to Parent, and (y) proceedings which affect the cable television industry generally; (B) no Governmental Entity that has issued a Company Franchise has notified the Company or the Stockholder in writing in the past twelve months of its intention to exercise any rights to purchase the Company Systems or any portion thereof subject to such Company Franchise and no discussions are continuing as to any such rights; (C) the operations of the Company Systems are in material compliance with the requirements of the Company Franchises; (D) the Company Franchises listed in
     Section 4.01(p)(i) of the Disclosure Schedule were validly and lawfully issued and are in full force and effect and their respective terms have not expired, except for Company Franchises that, although beyond their stated term, have been extended on an interim basis pending negotiation of a definitive renewal franchise agreement (which facts, to the extent existing on the date hereof, are set forth on
     Section 4.01(p)(ii) of the Disclosure Schedule or, to the extent arising after the date hereof and prior to the Effective Time, are disclosed in writing to Parent) and can reasonably be expected to be renewed on commercially reasonable terms from the point of view of the operator; and
     (E) assuming due authorization and issuance of such Company

                                                               27
     Franchise by the applicable Governmental Entity, each Company Franchise constitutes the legal, valid and binding agreement of the Company or any of the Company Subsidiaries to which it is applicable.

           (iii) The Company has made available to Parent true and complete copies of all Company Franchises, including all amendments thereto and interpretive letters addressed to the Company or any of the Company Subsidiaries in respect thereof, and, to the knowledge of the Company or the Stockholder, true and complete written summaries of all oral agreements and understandings in respect of any Company Franchise that are binding on the Company or a Company Subsidiary.

             (iv)  To the knowledge of the Company or the
     Stockholder, there is no basis for the non-renewal of any Company Franchise for the provision of cable television service, and no Governmental Entity has asserted any such claim in writing, except in either case for allegations based upon any of the transactions contemplated hereby.

               (q) Company Systems. Section 4.01(q) of the Disclosure Schedule sets forth each Company System and the following in respect thereof as of September 30, 1994: (i) the approximate number of Homes Passed, (ii) the approximate number of miles of installed cable, (iii) the number of Individual Subscribers (within a one percent margin of error), (iv) the minimum channel and MHZ capacity,
     (v) the must-carry/retransmission status of each station carried by such Company System, (vi) the stations and signals carried by such Company System and the channel position of each such signal and station and (vii) the Basic Subscriber Rate.

               (r)  Overbuilds.  Except as set forth in
     Section 4.01(r) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent by the Company, and except for SMATV operations or construction programs, to the knowledge of the Company or the Stockholder, since January 1, 1993, (i) no other Person has applied for a franchise or other authorization to operate a cable television system, MMDS, video dialtone service or other multi-channel video programming service in the Franchise Areas of the Company Systems; and (ii) no construction programs are being undertaken by other Persons to construct a cable television system, MMDS or other multi-

                                                               28
     channel video programming service in the Franchise Areas of the Company Systems. Except as set forth in Section 4.01(r) of the Disclosure Schedule, as of the date hereof, there are no existing overbuilds of the Company Systems in the areas covered by any of the Company Franchises.

               (s) Rate Regulation. (i) The Company has filed all rate regulation forms required to be filed since
     October 1, 1993, with the FCC and/or the appropriate franchising authority for each of the Company Systems that is required to file such forms. The Company has made available to Parent true and complete copies of such forms, and has delivered to Parent a list of all Franchise Areas that are certified to regulate rates pursuant to the laws and regulations of the FCC and a list of all Franchise Areas in which a complaint regarding cable programming services has been filed with the FCC. All factual statements made by or on behalf of a Company System in any such form are, in all material respects, accurate and complete.

           (ii) Except as set forth in Section 4.01(s) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent, no Company System has received any written notice from any Governmental Entity of its intent to (A) assert jurisdiction to regulate the subscriber rates of such Company System or (B) investigate such rates or business practices, pursuant to a subscriber complaint or otherwise, including under any state or local so-called consumer protection, trade practice or other similar law, or any other statute, law, ordinance, rule or regulation.

               (t) Intellectual Property. (i) Section 4.01(t) of the Disclosure Schedule sets forth as of the date of this Agreement a list of the Intellectual Property of the Company and the Company Subsidiaries (other than Intellectual Property that is immaterial as to amount or significance to the operations or Company System to which it relates), specifying, where applicable, (A) the title thereof, (B) the registration or application number thereof, (C) the record owner thereof and (D) the jurisdictions in which such Intellectual Property has been issued or registered, or in which an application for such issuance or registration has been filed. Each of the Company and each the Company Subsidiary has sufficient right, title and interest in and to all Intellectual Property (other than as specified above) used in its business to conduct its business as it is

                                                               29
     presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights in any material respect.

             (ii)  The Company has timely filed with the U.S.
     Copyright Office all required Statements of Account in true and correct form and has paid when due all copyright royalty fee payments in the correct amount.

               (u) Transactions with Affiliates. Except as set forth in Section 4.01(u) of the Disclosure Schedule or in the Financial Statements, there are no agreements, contracts or other arrangements between the Company or any of the Company Subsidiaries, on the one hand, and the Stockholder or any of its Subsidiaries (other than the Company or any Company Subsidiary), on the other hand, and, except as set forth in Section 4.01(u) of the Disclosure Schedule, none of such agreements, contracts or other arrangements will continue in effect after the Closing Date. Except as set forth in Section 4.01(u) of the Disclosure Schedule or contemplated by Section 3.02 of the Stockholder's Agreement and except for the ownership of the Parent Common Stock and Parent Preferred Stock issued hereunder or otherwise contemplated by the Stockholder's Agreement, after the Closing Date none of the Stockholder nor any Subsidiary thereof and no present or former officer, director or employee of the Stockholder or any Subsidiary thereof has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and the Company Subsidiaries (or the Surviving Corporation and its Subsidiaries) and none of the Stockholder or any of its Subsidiaries has any direct or indirect ownership interest in any Person (other than through the Company or any of the Company Subsidiaries) with which the Company or any of the Company Subsidiaries competes or has a business relationship. Section 4.01(u) of the Disclosure Schedule sets forth as of the date of this Agreement a description of all services provided by the Stockholder to the Company and any of the Company Subsidiaries.

               SECTION 4.02.  Additional Representations and
     Warranties of the Stockholder. The Stockholder represents and warrants to Parent and Sub as follows:

               (a)  Share Ownership.   The Stockholder is the
     owner, beneficially and of record, of all of the shares of Company Common Stock and holds good and valid title to such

                                                               30
     Company Common Stock free and clear of all Liens. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock of the Company.

               (b) Investment. The Stockholder is acquiring the Parent Common Stock and the Parent Preferred Stock for investment and is not acquiring such Parent Common Stock and Parent Preferred Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

               (c)  Non-Foreign Status.  For purposes of
     withholding under Section 1445 of the Code, the Stockholder represents that it is not a "foreign person" as defined in
     Section 1445(f)(3) of the Code. The Stockholder shall provide to Parent prior to the Closing Date a certificate or an affidavit necessary to substantiate exemption from such withholding.

               SECTION 4.03.  Representations and Warranties of
     Parent and Sub. Parent and Sub each represents and warrants to the Company and the Stockholder as follows:

               (a)  Organization, Standing and Corporate Power.
     (i) Parent and each of its Subsidiaries (including Sub) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

           (ii) The Subsidiaries of Parent that are partners in Paragon are in compliance in all material respects with the provisions of the partnership agreement of Paragon and the TWE Management Agreement.

                                                               31
               (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 750,000,000 shares of Parent Common Stock and
     (ii) 250,000,000 shares of preferred stock, par value $1.00 per share (the "Additional Parent Preferred Stock"). As of the close of business on November 30, 1994, 379,254,613 shares (excluding 45,677,131 shares held by Parent in its treasury (or by a wholly owned subsidiary of Parent)) of Parent Common Stock were outstanding. As of the date hereof, 962,068 shares of Additional Parent Preferred Stock are outstanding (consisting entirely of Series B 6.40% Preferred Stock), and as of the close of business on November 30, 1994, 4,000,000 shares of Series A Participating Cumulative Preferred Stock were reserved for issuance pursuant to the Rights Agreement dated as of January 20, 1994, between Parent and Chemical Bank as Rights Agent. As of December 31, 1993, Parent had reserved
     (i) 66,197,497 shares of Parent Common Stock for issuance upon the conversion of 8.75% convertible subordinated debentures, zero coupon convertible notes and other convertible securities of Parent, and (ii) 72,953,537 shares of Parent Common Stock for issuance upon the exercise of outstanding options to purchase shares of Parent. All outstanding shares of capital stock of Parent have been, and at the Closing Date the Parent Common Stock and Parent Preferred Stock to be issued hereunder will be, duly authorized, validly issued and fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and have not been, and on the Closing Date will not be, issued in violation of any Federal or state securities laws. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

               (c) Authority; Noncontravention. (i) Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by each of Parent and Sub, as applicable, and the consummation by each of Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and, in the case of this Agreement, Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a

                                                               32
     valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Transaction Document has been duly authorized by Parent and, upon its execution and delivery by the parties thereto (pursuant to due authorization by the other parties) will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as aforesaid.

            (ii) The execution and delivery of this Agreement and each of the Transaction Documents does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents and compliance with the provisions of this Agreement and each of the Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under any of the following:

               (A) the certificate of incorporation or by-laws of Parent or the comparable charter or organizational documents of any Subsidiary of Parent;

               (B) any Third-Party Contract of Parent or one of its Subsidiaries (assuming receipt of the consents contemplated by Section 6.12) or Paragon; or

               (C) subject to the governmental filings and other matters referred to in paragraph (iii) below, any Paragon Franchise or Paragon Permit or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets;

     other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent
     Material Adverse Effect, (y) impair in any material respect

                                                               33
     or materially delay the ability of Parent or Sub to perform its obligations under this Agreement or (z) prevent, materially delay or make unduly burdensome the consummation of the transactions contemplated by this Agreement.

            (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form under the HSR Act, (II) the filing with the SEC of such reports under Sections 13(a), 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (IV) approvals of Governmental Entities to the extent necessary to consummate the transactions contemplated hereby, (V) consents, approvals, orders, authorizations, registrations, declarations and filings arising as a result of matters relating primarily to the Company and its Affiliates and (VI) consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Parent Material Adverse Effect, or prevent, materially delay or make unduly burdensome the consummation of the transactions contemplated hereby.

               (d)  Parent SEC Documents; Financial Statements.
     (i) Parent has filed all required reports, forms and other documents with the SEC since January 1, 1994 (such documents, as filed and amended through the date this representation is made being called the "Parent SEC Documents"). Parent has delivered or made available to the Stockholder copies of the Parent SEC Documents. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements

                                                               34
     therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date this representation is made, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto. Notwithstanding the provisions of this Section 4.03(d), Parent shall not be deemed to have made any representations or warranties to the Company or the Stockholder with respect to any information furnished in writing by the Company or the Stockholder for inclusion in any Parent SEC Document.

            (ii) Except for matters disclosed in Parent SEC Documents filed prior to the date hereof, since
     September 30, 1994, there has not been a Parent Material Adverse Effect (provided that the exception referred to in this paragraph shall not apply to any change in such matters or in required disclosure with respect to such matters that arise subsequent to the filing of Parent's Form 10-Q for the quarter ended September 30, 1994).

                                                               35
               (e) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Parent, overtly threatened, against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have an adverse effect on the business, properties, condition or results of operations of Parent that constitutes a Parent Material Adverse Effect,
     (ii) impair in any material respect, or materially delay, the ability of Parent or Sub or any of their respective Subsidiaries to perform their respective obligations under this Agreement, any Transaction Document or the Joint Venture Agreement or (iii) prevent, materially delay or make unduly burdensome the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction rule or order of any Governmental Entity (other than Franchises) or arbitrator outstanding that is directed against Parent or any of its Subsidiaries that has, or is reasonably likely to have, any effect referred to in the foregoing clauses (i)-(iii).

               (f) Tax Matters. (i) None of Parent, any of its Affiliates, Paragon or its Subsidiaries has any plan or intention of taking, or permitting the Surviving Corporation to take, any action after the Effective Time (including any transfer of any assets by the Surviving Corporation) that would itself (without regard to any action taken by the Company or the Stockholder prior to the Effective Time or by the Stockholder after the Effective Time) cause the Merger to fail to qualify as a reorganization within the meaning of
     Section 368(a) of the Code (it being understood that the merger of Sub into the Company, the conversion of the Company Common Stock into Parent Common Stock and Parent Preferred Stock and compliance by Parent, its Affiliates and Paragon and its Subsidiaries with the other provisions of this Agreement (other than an assignment pursuant to Section 11.07), the Parent Common Stock, the Parent Preferred Stock or the Transaction Documents shall not constitute a breach of this Section 4.03(f)(i)).

            (ii) Parent has formed Sub solely in order to consummate the transactions contemplated by this Agreement, and at no time will Sub conduct any business activities or other operations of any kind, other than the issuance of its stock to Parent prior to the Effective Time.

            (iii) Immediately prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.

                                                                 36
              (iv)  Neither Parent nor Sub is an investment
     company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

               (v) There is no indebtedness existing between Parent or Sub, on the one hand, and the Company, on the other hand, that was issued or acquired, or will be settled, at a discount.

               (g) Brokers. Except to the extent payable solely by Parent (or by the Surviving Corporation after the Closing
     Date) no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

               (h) Investment Intent. Parent is acquiring the Company Common Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Parent is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.


                               ARTICLE V

               Covenants Relating to Conduct of Business

               SECTION 5.01. Conduct of Business by the Company. Until the Closing Date, the Company shall and shall cause the Company Subsidiaries to, and the Stockholder shall cause the Company and the Company Subsidiaries to, carry on their respective businesses in the ordinary course and use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, until the Closing Date, the Company shall not, and shall not permit any of the Company Subsidiaries to, and the Stockholder shall not permit the Company or any of the Company Subsidiaries, without, in any such case, the prior written consent of the Parent, to:

               (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any

                                                               37
          of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Company Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (b) issue, deliver or sell or pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

               (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

               (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, except purchases of goods and services in the ordinary course of business consistent with past practice and Capital Expenditures of the Company and the Company Subsidiaries as contemplated by Section 5.01(g);

               (e) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets; provided, however, that the Company may sell Specified Long-Term Assets pursuant to a merger, reclassification or tender or exchange offer that in each case is approved by the board of directors of the issuer thereof;

               (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, enter into, amend or terminate any Loan Instrument or any interest rate,

                                                               38
          currency or commodity swap or hedging contract, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than the making of working capital borrowings under existing Loan Instruments in the ordinary course of business, consistent with past practice (including working capital borrowings to effect the Capital Expenditures by the Company and the Company Subsidiaries as contemplated by Section 5.01(g)), or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any direct or indirect wholly owned Company Subsidiary, (B) loans, advances or capital contributions to Linkatel Pacific, L.P. (not to exceed $4,000,000 in the aggregate), and (C) loans and advances to the Stockholder or one of its Subsidiaries pursuant to the existing cash management arrangements of the Company (which are set forth or described in Section 4.01(m)(i) of the Disclosure Schedule) in the ordinary course of business consistent with past practice;

               (g) fail to make Capital Expenditures in the ordinary course of business in accordance with the budget attached hereto as Exhibit A, including pursuant to any agreement entered into prior to the date hereof or for the purposes outlined in such budget;

               (h) make any material Tax election or settle or compromise any material Tax liability;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice and the payment, discharge or satisfaction of Indebtedness in accordance with its terms in the ordinary course consistent with past practice;

                                                               39
               (j) unless pursuant to the plans and agreements set forth in Section 4.01(h) of the Disclosure Schedule, provide for or allow any increase in compensation (including bonus, severance or termination pay) to employees of the Company or any of the Company Subsidiaries, other than increases in the ordinary course of business consistent with past practice, or increase the number of employees of the Company or any of the Company Subsidiaries other than in the ordinary course of business consistent with past practice;

               (k) except for the plans and agreements set forth in Section 4.01(h) of the Disclosure Schedule, adopt or amend any Benefit Plan or actuarial assumptions relating thereto (other than (A) amendments in the ordinary course of business that are immaterial as to amount and significance and are consistent with past practice (except that the Company will continue to use the actuarial assumptions referred to in
          Section 4.01(h)(iv) for purposes of determining the funding obligations of the Company with respect to the Benefit Plans), (B) amendments to existing Benefit Plans to release the Stockholder or any of its Affiliates from its obligations thereunder effective upon the Closing and (C) adoption or amendment of any Benefit Plan, the obligation for which will be included in Company Severance and Incentive Liabilities or otherwise will be solely that of the Stockholder or where an amendment will not result in increased liability to the Company or a Company Subsidiary);

               (l) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims; provided, however, that the Company and the Company Subsidiaries may terminate any tax sharing agreements between the Stockholder or any of its Affiliates (other than the Company and the Company Subsidiaries), on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, so that the Stockholder, the Company and the Company Subsidiaries shall thereafter have no obligation thereunder;

               (m) make any payments to the Stockholder or any of its Affiliates (other than to the Company or any Company Subsidiary), pursuant to any management

                                                               40
          agreement, Tax sharing agreement or similar contract, except pursuant to agreements and arrangements described in Section 5.01(m) of the Disclosure
          Schedule;

               (n) fail to use commercially reasonable efforts to renew on commercially reasonable terms any Company Franchise that will terminate after the date hereof and prior to the Closing Date in accordance with its terms (it being understood that the Company or any Company Subsidiary shall, to the extent reasonably practicable, permit Parent to participate in the process of renewals of any such Company Franchise);

               (o) without the prior written consent of Parent
          (which consent shall not be unreasonably withheld) purchase or lease any real property (other than easements or similar rights); or

               (p) authorize any of, or commit or agree to take any of, the foregoing actions.

               SECTION 5.02. Conduct of the Business of Paragon. Until the Closing Date, Parent shall and shall cause its Subsidiaries to carry on the business of Paragon in the ordinary course consistent with past practices and in accordance with the terms and conditions of the TWE Management Agreement and the partnership agreement of Paragon, including acting in good faith with respect to any matter that would materially impact the Paragon Working Capital Balance or the Paragon Working Capital Deficit, as applicable.

               SECTION 5.03. No Transfer. The Stockholder shall not sell, transfer or otherwise dispose of the Company Common Stock to any Person, nor shall it subject such Company Common Stock to any Lien, in either case at any time during the term of this Agreement, except as contemplated hereby. Neither the Company nor Parent shall, directly or indirectly, sell, transfer or otherwise dispose of the equity interest in Paragon owned by it to any Person, nor shall it subject such equity interest to any Lien, in either case at any time during the term of this Agreement, except as contemplated hereby.

               SECTION 5.04.  Other Actions.  The parties hereto
     shall not, and shall not permit any of their respective
     Subsidiaries to, take any action that would, or that could

                                                               41
     reasonably be expected to, result in any of the conditions set forth in Article VII not being satisfied.


                              ARTICLE VI

                         Additional Agreements

               SECTION 6.01.  Access to Information;
     Confidentiality. (a) The Company shall, and shall cause each of the Company Subsidiaries to, and the Stockholder shall cause the Company and each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, and the Stockholder shall cause the Company and each of the Company Subsidiaries to, identify and make available promptly to Parent (i) a copy of each report, schedule and other document filed by it during such period pursuant to the requirements of Federal securities laws or in respect of any action or request for information from the FCC or any franchising authority, (ii) monthly balance sheets and statements of income of the Company and the Company Subsidiaries on a consolidated basis and copies of any other financial statements and other information provided to any lenders by the Company or a Company Subsidiary, (iii) the Periodic Financial Statements, as soon as practicable following the end of the relevant fiscal period, but in any event no later than (x) 105 days following the end of any fiscal year and (y) 60 days following the end of any fiscal quarter, (iv) Federal, state and local Tax returns and related working papers of the Company and the Company Subsidiaries and all tax sharing agreements of the Company or any of the Company Subsidiaries, on the one hand, and the Stockholder or any of the Company Subsidiaries, on the other hand, and (v) all other information concerning its business, properties and personnel as Parent may reasonably request, subject however, to the terms of any written confidentiality agreements that are binding upon the Company or the Company Subsidiaries (it being understood that the Company and the Company Subsidiaries shall consult with Parent concerning the nature and scope of all such confidentiality obligations, provide a copy of all such confidentiality

                                                               42
     agreements to Parent and shall, to the extent possible, identify all matters that are subject to such obligations).

               (b) Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any confidential information in accordance with the Confidentiality Agreement dated as of September 22, 1994, between Parent and the Stockholder (the "Confidentiality Agreement"), and each of Parent, the Stockholder, the Company and each Company Subsidiary will, and will cause their respective representatives to comply with the terms of the Confidentiality Agreement.

               (c) Parent will deliver or make available to the Stockholder copies of all proxy statements and reports on Forms 10-K, 10-Q and 8-K filed by Parent with the SEC between the date hereof and the Closing Date.

               SECTION 6.02.  Commercially Reasonable Efforts.
     (a) Upon the terms and subject to the conditions set forth in this Agreement (including Sections 6.02(b)-(e),
     Section 6.07 and Section 7.02(e)), each of the parties agrees to use commercially reasonable efforts (x) to cause all of the conditions in Article VII to be satisfied on or prior to the Closing Date and (y) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the

                                                               43
     transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               (b) Without limiting the generality of anything in Section 6.02(a), in order to secure any necessary consents relating to any Company Franchises or Paragon Franchises from Governmental Entities, the Stockholder, the Company, Parent and Sub shall proceed timely and in good faith, each using commercially reasonable efforts, to prepare, file and prosecute each such consent or approval, including by filing FCC Form 394 and the information required thereby. The Company (in the case of the Company Franchises) shall and Parent, with the cooperation of the Stockholder, shall cause Paragon (in the case of the Paragon Franchises) to submit to each Governmental Entity whose consent is required a form of ordinance, resolution or other required document, as appropriate, relating to the transfer of control of the applicable Company Franchise or Paragon Franchise, as the case may be, which ordinance, resolution or other document shall be in form and substance reasonably satisfactory to the Stockholder, the Company, Parent and Sub. The Company and Parent shall consult with each other and promptly and regularly notify each other with respect to all material developments in each such consent process. The Company shall give Parent and Sub reasonable prior notice of all meetings and hearings scheduled with the relevant Governmental Entity relating to the Company Franchises, and Parent and Sub shall have the right to participate therein. Parent, with the cooperation of the Stockholder, shall cause Paragon to give the parties hereto reasonable prior notice of all such meetings and hearings relating to the Paragon Franchises, and the parties shall have the right to participate therein. Each of Parent and the Stockholder shall use its commercially reasonable efforts promptly to assist the party requesting the Franchise transfer approval and shall take such actions as may be necessary and commercially reasonable in obtaining such approvals, including using commercially reasonable efforts to furnish information as is reasonably required by and customarily furnished to the applicable Governmental Entity, and preparing, filing and prosecuting any joint applications required to be filed with any Governmental Entity. If requested by the Company or any Company Subsidiary upon reasonable notice, Parent or Sub, as applicable, shall be represented at any meeting or hearing as may be scheduled to consider any such applications; and if requested by Parent, Parent or one of its Subsidiaries shall be entitled to be present at any such meeting. Parent shall pay or reimburse

                                                               44
     the Stockholder for all reasonable out-of-pocket costs incurred by the Stockholder in connection with seeking or obtaining any approval for the transfer of a Paragon
     Franchise.

               (c)  If in connection with the process of
     obtaining such consents from any Governmental Entity, such Governmental Entity imposes any conditions applicable to any Person, the parties hereto shall negotiate jointly with such Governmental Entity with respect to such condition, with such condition to be accepted only if consented to by the Stockholder, the Company, Parent and Sub. The Company, the Company Subsidiaries, Parent and Sub shall each act in a commercially reasonable manner in granting or withholding such consents (taking into account the parties' respective interests with respect thereto). Each of Parent and Sub agrees that prior to the Closing Date, it will not without the prior written consent of the Company or the applicable Company Subsidiary, seek amendment, modification or other changes to any Company Franchise, nor will it institute or participate in any discussions with Governmental Entities relating to the Company Franchises without offering a representative of the Company an opportunity to participate therein.

               (d)  Notwithstanding anything herein to the
     contrary, nothing in this Section 6.02 shall be deemed
     (i) to require any party to take any action that would be reasonably likely to have a Company Material Adverse Effect, Paragon Material Adverse Effect or Parent Material Adverse Effect; (ii) to require Parent or Sub to fulfill any obligations, that should have been fulfilled by the Company or the Stockholder prior to the Closing Date; or (iii) to require the Company or the Stockholder to fulfill any obligations that should have been fulfilled by Parent or Sub.

               (e) The parties agree that to the extent that Parent and Sub request that the Company or any Company Subsidiary seek to obtain any waiver, consent or approval from a Governmental Entity or make any registration or filing with a Governmental Entity in the name of TWE, TWE-Advance/Newhouse or any other Subsidiary of Parent, rather than in the name of Parent or Sub, any such actions taken in the name of TWE, TWE-Advance/Newhouse or such other Subsidiary shall be deemed to satisfy the obligations of Parent or Sub, as applicable, to take such actions pursuant to this Section (it being understood that TWE, TWE-Advance/

                                                               45
     Newhouse and any other applicable Subsidiary of Parent shall be required to comply with Section 6.02(a), (b) and (c), as applicable). Parent and Sub shall promptly notify the Company of any such request. Each of the Company and the Company Subsidiaries agrees that it will use its commercially reasonable efforts to seek any Company Permit or Company Franchise that is to specifically reference or is to be obtained in the name of (i) the acquirer, (ii) the control person of the Company or any of the Company Subsidiaries or the owner or operator of a Company System or any other property of the Company or a Company Subsidiary, in either case, by reference to or in the name of Parent and its Subsidiaries (or TWE or TWE-Advance Newhouse or another Subsidiary of Parent if so requested by Parent), rather than in the name of Parent or Sub. Parent shall use commercially reasonable efforts to assist the Company or such Company Subsidiary to obtain such Company Permit or Company Franchise; provided, however, that in the event that, notwithstanding the use of commercially reasonable efforts and consulting with Parent, the Company or any Company Subsidiary shall be unable to obtain any such Company Permit or Company Franchise in the name of Parent and its Subsidiaries (or such other entity), or shall be unable to do so without unreasonable delay or the creation of undue burdens, the Company or the applicable Company Subsidiary shall be deemed to have complied with the requirements of this Agreement if it shall have sought to obtain such Company Permit or Company Franchise in the name of Parent. Notwithstanding the foregoing, no substitution of any Person other than Parent shall relieve either Parent or Sub in any respect from its obligations hereunder.

               SECTION 6.03.  Incentive Compensation Plans.
     Insofar as they cover employees of the Company and the Company Subsidiaries, all Benefit Plans that are deferred compensation, incentive compensation, stock option or phantom stock plans, arrangements or agreements which provide for the payment of benefits solely in the form of or in relation to common stock of the Company shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no party to or participant in any such plan, arrangement or agreement shall have any right thereunder to acquire any capital stock of Parent, the Company or the Surviving Corporation.

               SECTION 6.04.  Benefit Plans and Employee Matters.
     (a) Except as provided in Section 6.03, Parent will, for at least three years after the Effective Time, either

                                                               46
     (i) maintain the Benefit Plans of the Company and the Company Subsidiaries in effect on the date of this Agreement, (ii) include employees of the Company and the Company Subsidiaries in new plans of the Company or the Company Subsidiaries providing generally comparable benefits or (iii) include employees of the Company and the Company Subsidiaries in one or more of the employee benefit plans of the Parent and its Subsidiaries in which similarly situated employees participate. In the case of (ii) or (iii), Parent will give credit for prior service with the Company and the Company Subsidiaries (and, to the extent credit is given by the Company and Company Subsidiaries for prior service with the Stockholder, its Subsidiaries or Paragon, such entities) for eligibility and vesting (but not benefit accrual) purposes. Effective as of the Effective Time, the Stockholder and the Company agree to amend the Houston Industries Incorporated Savings Plan (the "Savings Plan") to provide for full vesting for all employees of the Company and the Company Subsidiaries participating therein. The Stockholder and Parent agree that the Company and the Company Subsidiaries shall terminate their participation in the Savings Plan effective as of the Effective Time. The Stockholder will cause the Savings Plan to permit participants who are employees of the Company and the Company Subsidiaries as of the Effective Time to elect to receive a distribution of their account balances in the Savings Plan as soon as practicable after the Effective Time. If Parent shall establish and maintain for its cable television employees a similar defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, Parent shall provide in such plan that the plan shall accept rollovers of the accounts of any employee of the Company or any Company Subsidiary from the Savings Plan if the employee elects to rollover his or her Savings Plan accounts to Parent's 401(k) plan subject to the requirements of the Code.

               (b) This Section 6.04 shall inure to the benefit of the persons entitled to the benefit, or party to agreements described therein or herein as third-party beneficiaries, and Parent shall pay all reasonable legal fees and disbursements (if any) incurred by or on behalf of such person in successfully enforcing its rights under this
     Section 6.04. No provision of the Agreement shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any employee of the Company Subsidiaries with respect to continued employment or resumed employment.

                                                               47
               SECTION 6.05. Fees and Expenses. (a) Except as provided in Section 6.05(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid (i) in the case of Parent and Sub, by Parent, whether or not the Merger is consummated, (ii) in the case of the Company, by the Stockholder if the Merger is consummated (unless such expense has been paid by the Company prior to the Closing Date or an adjustment therefor is made in determining the Adjustment Amount) or, by the Company or the Stockholder if the Merger is not consummated and (iii) in the case of the Stockholder, by the Stockholder, whether or not the Merger is consummated; provided that any expenses to be paid by Stockholder pursuant to this Section 6.05, whether paid before or after the Closing Date, may at the Stockholder's option, but without limiting the liability of the Stockholder, be paid by the Company if taken into account in determining the Company Working Capital Deficit or Company Working Capital Balance, as applicable.

               (b)  All recordation, stamp, transfer and
     documentary taxes and fees, and Federal, state or local excise, sales or use taxes, and any filing or grant fees imposed by any Governmental Entity (collectively, "Section 6.05(b) Fees"), that are incurred in connection with the transactions contemplated by this Agreement, shall be paid as follows: (i) all Section 6.05(b) Fees with respect to Paragon Franchises or Paragon Permits shall be borne by Parent, (ii) all Section 6.05(b) Fees with respect to the Company Franchises or Company Permits shall be borne by the Stockholder, (iii) all Section 6.05(b) Fees with respect to Parent Common Stock and Parent Preferred Stock shall be borne by Parent, (iv) all Section 6.05(b) Fees with respect to Company Common Stock shall be borne by the Stockholder and (v) all other Section 6.05(b) Fees (including SEC and HSR Act fees) shall be borne by the party that incurs such fees.

               SECTION 6.06. Public Announcements. Parent and Sub, on the one hand, and the Company and the Stockholder, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (or relevant portions thereof) relating to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations

                                                               48
     pursuant to any listing agreement with any national securities exchange.

               SECTION 6.07.  HSR Act.  The Company, the
     Stockholder, Parent and Sub shall use their commercially reasonable efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and reasonable requests received therefrom in connection with antitrust matters.
     The Company, the Stockholder, Parent and Sub shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC or Antitrust Division; provided, however, that in no event shall any party be required to take any actions pursuant to this sentence that would:

               (i) (A) prohibit or limit in any material respect the ability of (1) the Company, the Stockholder and their Subsidiaries or Affiliates (taken as a group), in the case of the Company and the Stockholder or
          (2) Parent, its Subsidiaries and Affiliates and Paragon (taken as a group), in the case of Parent, Sub and their Subsidiaries, to be the owner or the operator of any Company System or (B) compel the Company, the Stockholder, Parent, Sub or any of their respective Subsidiaries to dispose of or hold separate from
          (x) the Company, the Stockholder or their Subsidiaries or Affiliates (taken as a group), in the case of the Company and the Stockholder, or (y) Parent, its Subsidiaries or Affiliates or Paragon (taken as a group), in the case of Parent, Sub and their Subsidiaries, any Company System, in either case as a result of the Merger or any or the other transactions contemplated by this Agreement, or

               (ii) be reasonably likely to have a Company
          Material Adverse Effect, a Paragon Material Adverse
          Effect or a Parent Material Adverse Effect.

     The specification above of actions which a party shall not be required to take shall not be used in interpreting or determining whether any other matter, whether of like or different kind, is or is not commercially reasonable.

                                                               49
               SECTION 6.08. Company Systems Certificate. Not later than five days prior to the Effective Time and not earlier than 25 days prior to the Effective Time, the Company shall deliver a certificate, signed by a duly authorized officer of the Company, setting forth each of the Company Systems and the information in respect thereof described in Section 4.01(q) as of a date not earlier than five days prior to the date of such certificate.

               SECTION 6.09.  Certificate of Designations.  Prior
     to the Effective Time, Parent shall file with the Secretary of State of the State of Delaware, and shall cause to become effective in accordance with Section 103 of DGCL, the Certificate of Designations.

               SECTION 6.10. Other Agreements. At the Closing, Parent and the Stockholder shall enter into the Transaction Documents and shall cause one or more of their respective Subsidiaries to enter into the Joint Venture Agreement.

               SECTION 6.11.  Certain Employee Matters.
     (a) Prior to the Effective Time, the Company shall, or shall cause the applicable Company Subsidiary to, give to each of the Corporate Employees designated by Parent (such designation to be made not later than 60 days prior to the Closing Date) ("Specified Corporate Employees") a notice of termination specifying a date not later than the Closing Date as the "Notice Date" under the KBLCOM Incorporated Special Severance Benefits Plan. The Stockholder shall attempt to obtain a release from each such employee in the form of the release attached to the KBLCOM Incorporated Special Severance Benefit Plan and shall require receipt of a release that cannot be withdrawn pursuant to its terms from any such employee prior to making any payments to such employee under such plan.

               (b) In the event that the termination of any Specified Corporate Employee results in a Loss to the Stockholder, the Surviving Corporation or Parent (other than a Loss constituting or resulting from the payment of a Company Severance and Incentive Liability), such Loss shall be borne in equal amounts by the Stockholder and Parent.

               (c) Upon request made by the Stockholder not earlier than nine (9) months after the final determination of the Adjustment Amount, Parent will provide an officer's certificate setting forth (i) the total amount of the Company Severance and Incentive Liabilities and (ii) the

                                                               50
     total amount paid by the Stockholder in respect thereof, either through the Adjustment Amount or the indemnity set forth in Section 8.01(b)(vi). Parent will promptly pay to the Stockholder the excess, if any, of the amount referred to in clause (ii) over the amount referred to in clause (i).

               SECTION 6.12. TWE-Related Consents. Prior to the Closing Date, Parent shall obtain all consents and approvals from the other partners in TWE to the extent that such consents and approvals are necessary to consummate the transactions contemplated hereby, including consent, if so necessary, to the continued ownership by Parent of the capital stock of the Surviving Corporation and by the Surviving Corporation of the capital stock of the Company Subsidiaries.

               SECTION 6.13.  Tax Consistency.  (a)  The
     Stockholder and Parent agree to report the Merger as a tax-free reorganization within the meaning of Sections 368(a) of the Code for Federal, state and local income tax purposes. The Stockholder and Parent agree to file, and to cause the Company and the Company Subsidiaries and all Affiliates of the Stockholder and Parent to file, all income tax returns affected by, or required or permitted to include, the transactions contemplated by this Agreement in a manner consistent with the treatment described in the preceding sentence.

               (b) Neither Parent nor any of its Affiliates shall take, or permit the Surviving Corporation to take, any action after the Closing that would itself (without regard to any action taken by the Company or the Stockholder prior to the Effective Time or by the Stockholder after the Effective Time) disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code (it being understood that the merger of Sub into the Company, the conversion of the Company Common Stock into Parent Common Stock and Parent Preferred Stock and compliance by Parent with the other provisions of this Agreement (other than an assignment pursuant to Section 11.07), the Parent Common Stock, the Parent Preferred Stock or the Transaction Documents shall not constitute a breach of this
     Section 6.13(b)). If the Stockholder shall waive the condition set forth in Section 7.01(d), Parent and Sub shall be released from their obligations under this Section 6.13.

               SECTION 6.14.  Franchise Guarantees.  Parent shall
     use its commercially reasonable efforts to assist the

                                                               51
     Stockholder in securing the release of the guarantees set forth in Section 4.01(p) of the Disclosure Schedule. If any guarantee of the Stockholder that guaranties obligations with respect to Company Franchises or Paragon Franchises is not released as of the Closing Date, Parent agrees to provide an indemnity of the Stockholder with respect to such guarantee in the form of Exhibit B.

               SECTION 6.15.  Rate Laws and Rate Proceedings.
     (a) The parties hereto acknowledge and agree that notwithstanding anything in this Agreement to the contrary or covenants of the Stockholder and the Company made herein (other than in Section 6.15(b)), any matters relating to, in connection with or resulting or arising from, Rate Laws or Rate Proceedings, or (subject to paragraph (b) of this Section 6.15) any actions taken prior to or after the date hereof by the Stockholder, the Company or any Company Subsidiary in a good faith attempt to comply with Rate Laws or Rate Proceedings, (including (x) any rate reduction, refund, penalty or similar action which action has the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted by or imposed on the Stockholder, the Company or any Company Subsidiary and,
     (y) subject to paragraph (b) of this Section 6.15, changes to Rate Practices instituted or implemented by the Stockholder, the Company or any Company Subsidiary thereof), shall not:

               (i) cause or constitute, directly or indirectly, a breach by the Stockholder or the Company of any of their respective representations, warranties, covenants or agreements set forth in this Agreement (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Laws or Rate Proceedings, and, subject to paragraph (b) of this Section 6.15, to permit any action by the Stockholder, the Company or any Company Subsidiary to comply with or attempt in good faith to comply with such Rate Laws or Rate Proceedings);

                 (ii) otherwise cause or constitute, directly or indirectly a default or breach by the Stockholder or the Company under this Agreement;

                (iii) result in the failure of any condition precedent to the obligations of Parent and Sub under this Agreement to be satisfied;

                                                               52
              (iv) otherwise excuse Parent's or Sub's performance of its obligations under this Agreement; or

               (v) give rise to any claim for indemnification or other compensation by Parent or any adjustment of the Merger Consideration in respect of the shares of Company Common Stock;

     provided, however, that clauses (i) through (v) shall not apply (x) to any breach by the Stockholder or the Company of any of their respective representations and warranties in
     Section 4.01(s) or (y) to any breach by the Company or a Company Subsidiary of the covenants set forth in
     Section 6.15(b) which, in each case shall be governed by other applicable provisions of this Agreement.

               (b) Notwithstanding anything in paragraph (a) of this Section 6.15 to the contrary, the Company and each Company Subsidiary shall obtain the prior written consent of Parent before instituting or implementing any changes to any Rate Practices in effect on the date hereof. In connection with any such changes to the Rate Practices of the Company or any Company Subsidiaries, (i) the Company or such Company Subsidiary, as applicable, shall use its commercially reasonable efforts to notify Parent promptly of any planned changes to its Rate Practices and of any hearings or meetings with Governmental Entities with respect thereto and
     (ii) the Parent shall use its commercially reasonable efforts to respond as promptly as practicable (which shall include, subject to clause (i) above, response in time to permit the Company and the Company Subsidiaries to respond to mandatory deadlines) to any requests for consent to any changes to Rate Practices and shall not unreasonably withhold consent. Notwithstanding anything in this
     Section 6.15(b) to the contrary, (A) to the extent that the Company or any Company Subsidiary is required by law to implement changes to Rate Practices, it may do so without the prior consent of Parent; and (B) if Parent fails to respond in a reasonably timely fashion as provided in clause (ii) above, the Company or such Company Subsidiary, as applicable, shall be permitted to take such actions as it deems appropriate in its discretion, provided that such actions shall be commercially reasonable and shall be consistent with actions that would be taken by the Company or such Company Subsidiary, as applicable, if it were expecting to continue to be the long-term operator of the relevant Company System or Company Systems.

                                                               53
               SECTION 6.16.  Parent Stock.  (a) As of the
     Effective Time, Parent shall have authorized a sufficient number of shares of Parent Common Stock and Parent Preferred Stock to enable Parent to issue such shares hereunder and, in the case of the Parent Common Stock, upon conversion of the Parent Preferred Stock in accordance with the terms and conditions of this Agreement and the Certificate of Designations.

               (b) After the date hereof and prior to the Effective Time, Parent shall not issue shares of any class or series of capital stock that would be "Senior Stock", as such term is defined in the Certificate of Designation, without the consent of the Stockholder.

               SECTION 6.17. Requested Audits. If reasonably requested by Parent, the Company shall cause to be audited by the Company's independent accountants the Financial Statements of the Company for the year ended December 31, 1994. The cost of such audit will be borne by Parent.

               SECTION 6.18. Paragon Savings Plan. Parent and the Stockholder agree that the Paragon Communications Employees Stock Savings Plan shall be amended on or prior to the Effective Time to cease the ongoing purchase of the common stock of the Stockholder after the Effective Time.


                              ARTICLE VII

                         Conditions Precedent

               SECTION 7.01. Conditions to Obligation of the Company and the Stockholder To Effect the Merger. The obligation of the Company and the Stockholder to effect closing of the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Stockholder:

               (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed at or prior to the Effective Time and the Company shall have received a certificate executed by the President or any Vice President of Parent and by the senior financial officer of Parent to that effect.

                                                               54
               (b) The representations and warranties of Parent and Sub set forth in the first sentence of
          Section 4.03(a) (with respect to Parent and Sub only), the first two sentences and clause (i) of the fifth sentence of Section 4.03(c) and Section 4.03(f) shall be true and correct as of the Effective Time. All other representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the Effective Time, (i) except to the extent such representations and warranties relate expressly to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to any Parent Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Parent Material Adverse Effect. The Company shall have received a certificate executed by the President or a Vice President of Parent and by the senior financial officer of Parent to the effect set forth in this paragraph.

               (c)  The Stockholder shall have received an
          opinion dated the Closing Date of Cravath, Swaine &
          Moore, counsel to Parent and Sub, substantially in the form of Exhibit C.

               (d) The Stockholder shall have received, as of the Effective Time, an opinion of its counsel, Baker & Botts, L.L.P., substantially in the form of Exhibit D, to the effect that the Merger will constitute a "reorganization" for Federal income tax purposes within the meaning of Section 368(a) of the Code.

               (e) Each of (i) the Parent Common Stock issued in connection with the Merger and (ii) the Parent Common Stock into which the Parent Preferred Stock issued in connection with the Merger is convertible shall have been authorized for listing on the New York Stock Exchange (the "NYSE") upon official notice of issuance.

               (f)  Parent shall have delivered to the
          Stockholder an executed counterpart of each of the Transaction Documents and the Joint Venture Agreement.

               (g)  There shall not be pending or overtly
          threatened any suit, action or proceeding brought by

                                                               55
          any state or Federal Governmental Entity (or any suit, action or proceeding brought by any local Governmental Entity or other Person which has a reasonable likelihood or success), nor shall any statute, rule, regulation, executive order, decree, temporary restraining order, or preliminary or permanent injunction or order of any Governmental Entity have been issued, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Stockholder or any of its Subsidiaries any damages that are material in relation to the Stockholder and its Subsidiaries taken as a whole or (ii) seeking to prohibit or limit the ownership by the Stockholder of the Parent Common Stock and Parent Preferred Stock to be issued pursuant hereto; provided, however, that this condition shall be deemed to be waived by the Stockholder and the Company as to any suit, action or proceeding (except for any suit, action or proceeding by any state or Federal Governmental Entity) if Parent provides to the Stockholder indemnification in form and substance satisfactory to the Stockholder and its counsel with respect to any such suit, action or proceeding.

                    (h)  The waiting period (and any extension
          thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                    (i)  Each of Parent and Sub shall have
          delivered to the Stockholder certified copies of resolutions duly adopted by its Board of Directors evidencing the authorization of the execution, delivery and performance of this Agreement, the Transaction Documents and the Joint Venture Agreement and the consummation of the transactions contemplated hereby and thereby.

                    (j)  Not later than five Business Days prior
          to the Closing Date, Parent shall have delivered to the Company the certificate of Parent required by
          Section 3.02(a), substantially in the form of Exhibit E hereto. If requested by the Stockholder, the Stockholder shall have a reasonable opportunity to review and comment upon work papers and other records of Paragon pertaining to Parent's calculation of the Estimated Paragon Adjustment Factors.

                                                               56
                    (k)  Parent shall have delivered to the
          Stockholder a certificate signed by a duly authorized officer of Parent setting forth the aggregate number of Individual Subscribers in the Paragon Designated Franchise Areas that are Transferable Franchise Areas.

                    (l)  Subsequent to the date hereof, there
          shall not have occurred a Parent Change of Control.

                    (m)  Parent shall have delivered to the
          Stockholder a certificate signed by a duly authorized officer of Parent setting forth the Paragon Franchises in the Paragon Designated Franchise Areas and the number of Individual Subscribers in such Franchise Areas as of the end of the most recent month that is more than 10 days prior to the Closing Date.

               SECTION 7.02. Conditions to Obligation of Parent and Sub To Effect the Merger. The obligations of Parent and Sub to effect the closing of the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Parent:

               (a) The Company and the Stockholder shall have performed in all material respects their respective agreements contained in this Agreement required to be performed at or prior to the Effective Time and Parent shall have received a certificate executed by the president of the Company and by the chief financial officer of the Company to that effect.

               (b) The representations and warranties of the Company and the Stockholder set forth in the first sentence of Section 4.01(a) and in Sections 4.01(c), the first three sentences of Section 4.01(d) (i),
          Section 4.01(f) (other than clauses (ii) and (iv)),
          Section 4.02(a) and Section 4.02(b) shall be true and correct as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). All other representations and warranties of the Company and the Stockholder set forth in this Agreement shall be true and correct as of the Effective Time, (i) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such

                                                               57
          earlier date) and (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to any Company Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Company Material Adverse Effect. Parent shall have received a certificate executed by the President of the Company and the Chief Financial Officer of the Company to the effect set forth in this paragraph and further specifying each matter arising after the date hereof of which it shall have advised Parent in writing pursuant to Sections 4.01(b)(i), 4.01(h), 4.01(j) (ii) and (iv),
          4.01(m)(i), 4.01(o)(i) and (iii), 4.01(p)(ii), 4.01(r)
          and 4.01(s)(ii) hereof.

               (c) Each of the Company and the Stockholder shall have delivered to Parent certified copies of resolutions duly adopted by the Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Transaction Documents, the Joint Venture and the consummation of the transactions contemplated hereby, all in such detail as Parent and its counsel shall reasonably request.

               (d) Parent and Sub shall have received, as of the Effective Time, an opinion of Baker & Botts, L.L.P., counsel to the Stockholder and the Company, substantially in the form of Exhibit F.

               (e)  There shall not be pending or overtly
          threatened any suit, action or proceeding brought by any state or Federal Governmental Entity (or any suit, action or proceeding brought by any local Governmental Entity or other Person which has a reasonable likelihood of success), nor shall any statute, rule, regulation, executive order, decree, temporary restraining order, or preliminary or permanent injunction or order of any Governmental Entity have been issued, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages that are material in relation to Parent and its Subsidiaries taken as a whole, or
          (ii) which otherwise is reasonably likely to have a Company Material Adverse Effect; provided, however,

                                                               58
          that this condition shall be deemed to be waived by Parent and Sub as to any suit, action or proceeding (except for any suit, action or proceeding by any state or Federal Governmental Entity) if the Stockholder provides to Parent indemnification in form and substance satisfactory to Parent and its counsel with respect to any such suit, action or proceeding.

               (f) The number of shares of Company Common Stock outstanding shall be 1,000 as of the Effective Time and Parent shall have received a certificate executed by the chief financial officer of the Company to such effect.

               (g)  The Stockholder shall have delivered to
          Parent an executed counterpart of each of the Transaction Documents and the Joint Venture Agreement.

               (h)  (i) The Company shall have delivered to
          Parent a certificate signed by a duly authorized officer of the Company setting forth each of the Company Franchises and the number of Individual Subscribers in the Franchise Area of each such Company Franchise as of the end of the most recent month that is more than 10 days prior to the Closing Date,
          (ii) the aggregate number of Individual Subscribers in the Franchise Areas of the Company that are Transferable Franchise Areas shall be at least 90% of the aggregate number of Individual Subscribers in all Franchise Areas of the Company, (iii) each of the Company Designated Franchise Areas shall be a Transferable Franchise Area and (iv) the aggregate number of Individual Subscribers in the Paragon Designated Franchise Areas that are Transferable Franchise Areas shall at least equal the Paragon Franchise Number.

               (i) The FCC shall have consented, to the extent such consent is legally required, to the transfer to the Parent of all FCC licenses set forth in
          Section 7.02(i) of the Disclosure Schedule, and all other FCC licenses possessed by the Company, the Company Subsidiaries or Paragon shall be such that the business and operations currently conducted by such companies or any of the Company Subsidiaries under such FCC license could continue without FCC approval pursuant to sharing agreements; and all other approvals

                                                               59
          of Governmental Entities listed in Section 7.02(i) of the Disclosure Schedule shall have been obtained.

               (j)  The aggregate number of Individual
          Subscribers in respect of the Company Systems shall be 650,000 or greater.

               (k)  The Stockholder shall have caused the
          provisions of any agreement, arrangement or practice between the Stockholder or any of its Affiliates (other than the Company and the Company Subsidiaries), on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, to be terminated, including any arrangements with respect to Taxes (including any Tax sharing agreements), lending or investment of funds or providing of services, so that neither the Company nor any Company Subsidiary shall thereafter have any obligation thereunder.

               (l) Not later than five Business Days prior to the Closing Date, the Company shall have delivered to Parent the certificate of the Company required by
          Section 3.02(a), substantially in the form of Exhibit G hereto. If requested by Parent, Parent shall have had a reasonable opportunity to review and comment upon work papers and other records of the Company pertaining to the Company's calculation of the Estimated Company Adjustment Factors.

               (m) The Stockholder shall have made the capital contribution to the Company contemplated by
          Section 3.02(b).

               (n)  The waiting period (and any extension
          thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (o) The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in
          Section 4.01(d)(iii) (other than those referred to in clauses (I)-(III), (V) and (VI) thereof) have been obtained or made.

                                                               60
                             ARTICLE VIII

                            Indemnification

               SECTION 8.01. Indemnification. (a) Indemnifica-tion by Parent. Subject to the limitations specified in this Section 8.01, Parent shall indemnify, defend and hold harmless the Stockholder from, against and with respect to any and all Losses arising out of or in connection with any of the following:

               (i) any breach of any of the representations and warranties of Parent or Sub contained in this Agreement or in any certificate delivered pursuant hereto;

              (ii) any failure by Parent or Sub to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement, which failure is not waived or permitted in writing by the Stockholder, unless such failure is due to a breach by the Company or the Stockholder of any representation, warranty or covenant contained in this Agreement;

             (iii) Parent's operation of the Surviving
          Corporation, Paragon and the Company Systems on and after the Effective Time; or

               (iv) Taxes of the Surviving Corporation or any of the Company Subsidiaries with respect to any taxable period or portion thereof after the Closing Date determined pursuant to Article X; or

               (v) subject to the accuracy in all material respects of the representations and warranties set forth in Section 4.01(s) that are relevant to such Loss and compliance with Section 6.15(b) to the extent relevant to such Loss, amounts owed by the Stockholder or any of its Subsidiaries relating to, arising from or under or in connection with, any Rate Laws, Rate Practices or Rate Proceedings, whether arising before or after the Closing.

               (b) Indemnification by the Stockholder. Subject to the limitations specified in this Section 8.01, the Stockholder shall indemnify, defend and hold harmless Parent

                                                               61
     from, against and with respect to any and all Losses arising out of or in connection with any of the following:

               (i) any breach of any of the representations and warranties of the Company or the Stockholder contained in this Agreement or in any certificate delivered pursuant hereto, other than a breach of a representa-tion or warranty set forth in Section 4.01(j)(i) or the first sentence of Section 4.01(j)(ii);

               (ii) any failure by the Company or the Stockholder to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement, which failure is not waived or permitted in writing by Parent, unless such failure is due to a breach by Parent or Sub of any representation, warranty or covenant contained in this Agreement;

               (iii) all liability for Taxes required to be paid or caused to be paid by the Stockholder pursuant to
          Article X, as well as all liability for Taxes of, or payable by or with respect to, the Company and the Company Subsidiaries for all Pre-Closing Tax Periods not covered by Article X; provided that the Stockholder shall only be required to indemnify Parent for such Taxes in excess of any such Taxes accrued in the computation of the Company Working Capital Deficit or the Company Working Capital Balance, as applicable, for purposes of Section 3.02(a);

               (iv) any liability of the Company or the Company Subsidiaries for the unpaid Taxes of any Person (other than the Company or the Company Subsidiaries) under
          Treasury Regulation   1.1502-6 (or any similar
          provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise;

               (v) any liability or obligation of the Company or any of the Company Subsidiaries for any Loss arising out of the agreements described in Section 4.01(l) hereof including any indemnification obligations thereunder and any failure of any of the parties thereto to make payments thereunder; or

                (vi) any claim against Parent, the Surviving
          Corporation or any Affiliate of either of them in respect of Company Severance and Incentive Liabilities,

                                                               62
          to the extent that is not reflected in the calculation of the Adjustment Amount.

               (c) Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 30 days following discovery of the matters giving rise to a Loss, promptly notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnity Obligor shall have been actually prejudiced as a result of such failure (except that the Indemnity Obligor shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor with respect to such Loss.

               (d) Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that (i) during the interim the Indemnified Party shall use commercially reasonable efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss and the Indemnity Obligor shall have the right to participate in the defense and (ii) the Indemnity Obligor may not assume the defense of any claim related to purchase rights asserted by or on behalf of a local Governmental Entity pursuant to (A) a Company Franchise that is not identified in Section 4.01(p) of the Disclosure Schedule pursuant to clause (i)(E) of
     Section 4.01(p) of this Agreement or (B) a Company Franchise in respect of which the Company has breached the representation in clause (ii)(B) of Section 4.01(p), in which case the Indemnified Party shall consult with the Indemnity Obligor. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate

                                                               63
     therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any claim by the Indemnified Party without the prior written consent of the Indemnity Obligor, which shall not be unreasonably withheld; and the Indemnity Obligor shall not enter into any settlement of any such claim without the consent of the Indemnified Party unless such settlement does not have any material continuing effect on the conduct by the Parent of the operation of the Company Systems. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a third-party claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. With respect to a claim for Taxes, to the extent that the provisions of Article X are inconsistent with this
     Section 8.01(d), the provisions of Article X shall govern, and to the extent that the provisions of Article X and
     Section 8.01(d) are not inconsistent, both provisions shall govern.

               (e) Time for Claims. The obligation to indemnify and hold harmless a party hereto under this Article VIII shall expire unless a claim is made pursuant to
     Section 8.01(c) as follows:

               (i) claims must be made pursuant to
          Sections 8.01(a)(iv), 8.01(a)(v), 8.01(b)(iii),
          8.01(b)(iv), 8.01(b)(v) and 8.01(b)(vi) no later than
          30 days after the expiration of the statute of limitations giving rise to the obligation with respect to which the claim is made;

              (ii) claims may be made in perpetuity for indemnity under Section 8.01(a)(iii) and under Section 8.01(a) or 8.01(b) for a breach of any of the representations, warranties or agreements set forth in the following
          Sections:  the first sentence of 4.01(a), 4.01(c),

                                                               64
          4.02(a), the first sentence of 4.03(a), 4.03(b), 4.03(f) and 6.13;

             (iii) claims must be made pursuant to
          Section 8.01(a)(ii) or 8.01(b)(ii) no later than 30 days after the termination of the obligation required to be performed (and its performance in full);

              (iv) claims must be made pursuant to
          Section 8.01(b)(i) not later than the fifth anniversary of the Closing Date for a breach of any of the representations or warranties set forth in
          Section 4.01(o)(iii); and

               (v) all other claims for indemnity must be made not later than May 31, 1997.

               (f) Limitation. Notwithstanding the provisions of Section 8.01(a) or (b), the Indemnity Obligor shall not have any indemnification obligation under this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party exceed, and only for the amount exceeding, $7,500,000 (the "Deductible") in the aggregate; provided that (i) any liability of the Stockholder with respect to income taxes, with respect to Sections 8.01(b)(vi) or as a result of a breach of the first sentence of Section 4.01(a), or Sections 4.01(c), 4.01(j)(iv) and 4.02(a) shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of the Stockholder with respect to income taxes, Section 8.01(b)(v) or 8.01(b)(vi) or as a result of a breach of the first sentence of Section 4.01(a), or Sections 4.01(c), 4.01(j)(iv), or 4.02(a) be subject to the Deductible and (ii) any liability of Parent with respect to Sections 8.01(a)(iii) and 8.01(a)(iv) or as a result of a breach of Section 4.03(f) or
     Section 6.13 shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of Parent with respect to such Sections or as a result of a breach of Section 4.03(f) or Section 6.13 be subject to the Deductible in the aggregate.

               (g) Adjustments to Indemnity Payments. (i) The amount payable by an Indemnity Obligor to an Indemnified Party under Section 8.01(a) or Section 8.01(b) shall be increased by the amount of any Tax payable by the Indemnified Party on or by virtue of the receipt of such

                                                               65
     amount and such increase, so that the net after-Tax amount realized by the Indemnified Party is equal to the amount of its Loss sustained, taking into account clause (ii) of this Section. The amount payable by an Indemnity Obligor to an Indemnified Party under Section 8.01(a) or Section 8.01(b) shall be reduced by the amount of any Tax benefit actually received by (including by refund or by reduction of or offset against Taxes otherwise payable) the recipient (or by the affiliated group of which the recipient is a member) by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such Tax benefits.

           (ii) The amount payable by the Indemnity Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use its best efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss. Any amount payable by Parent as an Indemnity Obligor shall, at the option of Parent, be paid either in cash or by delivering Parent Common Stock of equal value calculated on the basis of the Current Market Price as of the date such payment is made. If reasonably required by Stockholder, any such payment by Parent shall be made in shares of Parent Common Stock, valued as provided in the preceding sentence.

               (h) Representations and Warranties. Notwith-standing the provisions of Article VII regarding the time as of which certain representations and warranties are made (or deemed to be made) for purposes of the conditions to Closing set forth in such Article, in determining the accuracy of the representations and warranties for purposes of this
     Article VIII, all representations and warranties set forth in Article IV shall be deemed to be made solely on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties that expressly relate to an earlier date shall, for purposes of this
     Article VIII, be deemed to be made on and as of such earlier date.

               (i) Indemnity as Sole Remedy. After the Closing Date, indemnification pursuant to this Article VIII shall be the sole and exclusive remedy of any party to this Agreement for any breach of a representation, warranty or covenant

                                                               66
     made or obligation undertaken by any other party, or for any Loss arising out of or relating to the items listed in paragraphs (a) and (b) of Section 8.01 or otherwise related to the Merger, whether such claim may be asserted as a breach of contract, tort or otherwise. Except for claims made pursuant to this Article VIII, no party shall have any liability after the Closing Date based on any representation or warranty made herein or pursuant hereto. Parent shall not be entitled to offset any amounts due under this
     Article VIII against any payments due under the Parent Preferred Stock or the Parent Common Stock.


                              ARTICLE IX

                   Termination, Amendment and Waiver

               SECTION 9.01.  Termination.   This  Agreement  may
     be terminated at any time prior to the Effective Time:

               (a) by mutual written consent of Parent and the Stockholder;

               (b) by either Parent or the Stockholder if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

               (c) by either Parent or the Stockholder if the Closing has not occurred by February 29, 1996, unless the failure of the Closing to occur is the result of a breach by the Person seeking to terminate the Agreement.

               SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Stockholder as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub, the Company or the Stockholder, other than Section 6.01(b),
     Section 6.05, this Section 9.02 and Article X, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                                               67
               SECTION 9.03.  Amendment.  This Agreement may be
     amended by the parties at any time by an instrument in writing signed on behalf of each of the parties.

               SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or
     (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                               ARTICLE X

                              Tax Matters

               SECTION 10.01.  Pre-Closing Taxes.  (a)  The
     Company and the Company Subsidiaries shall continue to be included for all taxable periods (or portions thereof) ending on or before the Closing Date in the Stockholder's consolidated Federal income tax return and any required state or local consolidated or combined income or franchise tax returns that include the Company and the Company Subsidiaries (all such Tax returns including taxable periods (or portions thereof) of the Company and the Company Subsidiaries ending on or before the Closing Date are hereinafter referred to, collectively, as "Pre-Closing Consolidated Returns"). The Stockholder shall timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns and shall timely pay all Taxes shown as due and payable on Pre-Closing Consolidated Returns.

               (b) The Stockholder shall timely prepare (or cause the Company or the Company Subsidiaries to prepare) all other Tax returns of the Company and the Company Subsidiaries required by law for all Taxable periods ending on or before the Closing Date ("Pre-Closing Non-Consolidated Returns"). All Pre-Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities,

                                                               68
     operations and transactions of the Company and the Company Subsidiaries. The Stockholder shall timely file all Pre-Closing Non-Consolidated Returns which are due on or before the Closing Date and shall pay (or cause the Company and the Company Subsidiaries to pay) all Taxes due thereon. The Stockholder shall also pay (or cause the Company and the Company Subsidiaries to pay) the full amount of any Tax which is payable by the Company and the Company Subsidiaries without the filing of a Tax return ("Non-Return Taxes"), payment of which is due on or before the Closing Date. With respect to each Pre-Closing Non-Consolidated Return due after the Closing Date, the Stockholder shall deliver each such Pre-Closing Non-Consolidated Return to the Company and the Company Subsidiaries at least 15 days prior to the due date of such Tax return. The difference between the amount of Tax shown as due and payable on such Pre-Closing Non-Consolidated Return (after giving effect to any credits for the amount of Tax, if any, paid on or prior to the Closing Date as shown on such Tax return) and the portion of the Estimated Pre-Closing Separate Tax Amounts (as defined below) attributable to such Pre-Closing Non-Consolidated Return shall be accounted for as part of the post-closing adjustments described in Section 3.02. Together with such delivery, the Stockholder shall provide Parent with copies of workpapers which will permit Parent to review and substantiate the accuracy of such Tax return and such payment. Subject to the foregoing, Parent shall cause the Company and the Company Subsidiaries to file all such Pre-Closing Non-Consolidated Returns that are due after the Closing Date and to pay the amount of Tax shown as due and payable thereon (after giving effect to any credits for the amount of Tax, if any, previously paid as shown on such Tax return). Any disputes with respect to the preparation or calculation of Taxes with respect to such Pre-Closing Non-Consolidated Returns shall be resolved by the Arbitrator.

               (c)  For purposes of this Article X,

               (i) "Estimated Pre-Closing Separate Tax Amounts" means, with respect to each Tax included in the Pre-Closing Separate Tax Amounts (as defined below), the amount thereof as estimated reasonably and in good faith by the Stockholder as of the Closing Date that is used to compute the Company's Working Capital Liabilities and that gives effect to an appropriate credit, if applicable, for the amount of any such Tax included in the Pre-Closing Separate Tax Amounts that has actually been paid on or prior to the Closing Date.

                                                               69
              (ii) "Pre-Closing Separate Tax Amounts" means any Tax liability with respect to any Pre-Closing Non-Consolidated Return and with respect to any Tax liability for the Pre-Closing Tax Period on a Post-Closing Return (determined by treating the close of business on the Closing Date as the last date of the taxable period) and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the close of business on the Closing Date (determined on a pro rata basis based upon the number of days covered by such payment which are on or before the Closing Date and the total number of days covered by such payment).

               SECTION 10.02. Post-Closing Taxes. Parent shall timely prepare and file (or cause to be so prepared and filed) all Tax returns required by law for all Taxes of the Company and the Company Subsidiaries for taxable periods that include and end after the Closing Date ("Post-Closing Returns"). Parent shall timely pay or cause to be paid all Taxes relating to Post-Closing Returns ("Post-Closing Taxes"). The Stockholder shall reimburse Parent for (i) the amount of Post-Closing Taxes reported as payable on each Post-Closing Return that is attributable to the portion of the period covered by such Tax return ending on the close of business on the Closing Date (the "Pre-Closing Tax Period"), determined by treating the close of business on the Closing Date as the last date of the taxable period, and (ii) the amount of any Non-Return Tax payable after the Closing Date that is attributable to the portion of the period covered by such payment which ends on or before the close of business on the Closing Date (pro rata based upon the number of days covered by such payment), in each case after giving effect to any credits for the amount of such Post-Closing Tax or such Non-Return Tax, if any, paid on or prior to the Closing Date by the Stockholder, the Company and the Company Subsidiaries or any of their predecessors or Affiliates, and in each case reduced by the portion of the Estimated Pre-Closing Separate Tax Amounts attributable to such specific Post-Closing Tax or Non-Return Tax. Such reimbursements shall be made on or before the later of the date on which such return is filed or 15 days after receipt of a copy of such return or evidence of such payment and Parent shall provide the Stockholder with copies of workpapers which will permit the Stockholder to review and substantiate the accuracy of such return or such payment. Any disputes with

                                                               70
     respect to such calculations shall be resolved by the Arbitrator.

               Section 10.03.  Tax Cooperation.  After the
     Closing Date, the Stockholder shall submit to Parent blank Tax return workpaper packages to be used in preparing Pre-Closing Consolidated Returns. Parent shall cause the Company and the Company Subsidiaries to prepare completely and accurately all information that the Stockholder shall reasonably request in such workpaper packages and shall submit to the Stockholder such packages within the later of 90 calendar days after Parent's receipt thereof or 90 calendar days after the close of the taxable period to which a workpaper package relates. The Company and the Company Subsidiaries, on the one hand, and the, Stockholder, on the other hand, shall each cooperate with the other in connection with any Tax investigation, audit or other proceeding. Parent and the Stockholder shall preserve all information, returns, books, records, and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof or a final determination with respect to Taxes for such period. Each of Parent and the Stockholder shall have the right to control any audit or examination by any taxing authority, to cause any amended return or claim for refund to be filed and to contest and resolve any adjustment or proposed adjustment, notice of deficiency or other claim relating to Taxes for which such party or its Affiliates is responsible under Article VIII. If both parties are responsible for any Taxes, both shall jointly have the rights specified in the preceding sentence with respect to such Taxes.

               SECTION 10.04. Notification of Proceedings; Refunds. (a) In the event that Parent or the Company and the Company Subsidiaries receive notice, whether orally or in writing, or any pending or threatened Federal, state, local, municipal or foreign Tax examinations, claims, settlements, proposed adjustments, assessments, reassessments or related matters with respect to Taxes that could affect the Stockholder or any of its Affiliates, or if the Stockholder or any of its Affiliates receives notice of any Tax matter that could affect Parent or the Company or any of the Company Subsidiaries, the party receiving notice shall notify in writing the potentially affected party within 15 calendar days thereof. The failure of any party to give the notice required by this Section 10.05(a) shall not impair that party's rights under this Agreement except

                                                               71
     to the extent that the other party demonstrates that it has been damaged thereby.

               (b) The Stockholder shall be entitled to, and to the extent received by Parent or its Affiliates after the Effective Time shall be promptly paid or caused to be paid by Parent, all refunds with respect to any Taxes of or related to the Company or a Company Subsidiary (i) paid by the Stockholder or by Persons who are Affiliates of the Stockholder before the Effective Time or (ii) which are taken into account in determining Working Capital Liabilities. Parent shall be entitled to, and to the extent received by the Stockholder and by Persons who are Affiliates of the Stockholder after the Effective Time shall be promptly paid or caused to be paid by the Stockholder, all refunds with respect to Taxes of or related to the Company or a Company Subsidiary (x) paid by Parent or by Persons who are Affiliates of Parent after the Effective Time or (y) which are taken into account in determining Working Capital Assets.


                              ARTICLE XI

                          General Provisions

               SECTION 11.01.  Notices.   All notices, requests,
     claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Sub, to

                    Time Warner Inc.
                    75 Rockefeller Plaza
                    New York, NY 10019
                    Facsimile:  (212) 333-3987

                    Attention:  Peter R. Haje, Esq.

                                                               72
                    with a copy (which shall not constitute
                    notice) to:

                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, NY 10019
                    Facsimile:  (212) 474-3700

                    Attention:  William P. Rogers, Jr., Esq.

               (b) if to the Company, to

                    KBLCOM Incorporated
                    Two Allen Center, Suite 1800
                    1200 Smith Street
                    Houston, TX 77002
                    Facsimile:  (713) 651-2719

                    Attention:  Mr. John R. Bickham

                    with a copy (which shall not constitute
                    notice) to:

                    Houston Industries Incorporated
                    611 Walker, 25th Floor
                    Houston, TX 77002
                    Facsimile: (713) 220-5503

                    Attention: Hugh Rice Kelly, Esq.

                    with a copy (which shall not constitute
                    notice) to:

                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana Street
                    Houston, TX 77002
                    Facsimile: (713) 229-1522

                    Attention: J. Patrick Garrett, Esq.

                                                               73
                    with a copy (which shall not constitute
                    notice) to:

                    Dow, Lohnes & Albertson
                    1255 23rd Street N.W.
                    Washington, DC 20037-1194
                    Facsimile: (202) 857-2900

                    Attention: Leonard J. Baxt, Esq.

               (c) if to the Stockholder, to

                    Houston Industries Incorporated
                    Five Post Oak Park
                    4400 Post Oak Parkway
                    Houston, TX 77027
                    Facsimile: (713) 629-3065

                    Attention:  Mr. Stephen W. Naeve

                    with a copy (which shall not constitute
                    notice) to:

                    Houston Industries Incorporated
                    611 Walker, 25th Floor
                    Houston, TX 77002
                    Facsimile: (713) 220-5503

                    Attention: Hugh Rice Kelly, Esq.

                    with a copy (which shall not constitute
                    notice) to:

                    Baker & Botts L.L.P.
                    One Shell Plaza
                    910 Louisiana Street
                    Houston, TX 77002
                    Facsimile: (713) 229-1522

                    Attention: J. Patrick Garrett, Esq.

                                                               74
                    with a copy (which shall not constitute
                    notice) to:

                    Dow, Lohnes & Albertson
                    1255 23rd Street N.W.
                    Washington, DC 20037-1194
                    Facsimile: (202) 857-2900

                    Attention: Leonard J. Baxt, Esq.

               SECTION 11.02.  Definitions.  The following terms
     shall have the meaning set forth below:

               "Additional Parent Preferred Stock" has the meaning set forth in Section 4.03(b).

               "Adjustment Amount" means the sum of the Company
          Adjustment Amount and the Paragon Adjustment Amount.

               "Adjustment Factor" has the meaning set forth in
          Section 3.02.

               "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, however, that Paragon shall not be deemed to be an Affiliate of the Stockholder, the Company, any Company Subsidiary or Parent.

               "Antitrust Division" has the meaning set forth in
          Section 6.07.

               "Arbitrator" has the meaning set forth in
          Section 3.04(b).

               "Balance Sheets" has the meaning set forth in
          Section 4.01(e).

               "Basic Subscriber Rate" means, with respect to any System as of any date, the monthly fees and charges charged by such System as of such date for the provision of basic services to a single family household. The Basic Subscriber Rate for each Company System as of the date of this Agreement is set forth in
          Section 4.01(q) of the Disclosure Schedule.

                                                               75
               "Benefit Plans" has the meaning set forth in
          Section 4.01(h).

               "Business Day" means a day, other than a Saturday or Sunday, on which banking institutions in New York, New York and Houston, Texas are required to be open.

               "Capital Expenditure" of any Person means any amount that would be included, in accordance with GAAP applied consistently with the basis used in preparing the Financial Statements, as an addition to property, plant and equipment on a consolidated statement of cash flows of such Person.

               "Capital Expenditure Deficiency" of any Person means the excess as of the Closing Date, if any, of such Person's Cumulative Projected Capital Expenditure Amount as of such date over such Person's Cumulative Capital Expenditure Amount as of such date.

               "Capital Expenditure Excess" of any Person means the excess as of the Closing Date, if any, of such Person's Cumulative Capital Expenditure Amount as of such date over such Person's Cumulative Projected Capital Expenditure Amount as of such date.

               "Certificate of Designations" means the
          Certificate of the Voting Powers, Designations
          Preferences and Relative Participating, Optional and
          Other Special Rights and Qualifications of the Parent
          Preferred Stock, in the form attached hereto as Exhibit H.

               "Certificate of Merger" has the meaning set forth in Section 1.03.

               "Closing" and "Closing Date" have the respective meanings set forth in Section 1.02.

               "Closing Indebtedness and Other Liabilities" of any Person as of the Closing Date means (i) all Indebtedness of such Person and its Subsidiaries as of such date, on a consolidated basis (exclusive of current portion) and (ii) other miscellaneous liabilities of such Person and its Subsidiaries (exclusive of deferred Taxes) of the type required to be disclosed on a balance sheet in accordance with GAAP.

                                                               76
               "Code" has the meaning set forth in the recitals hereof.

               "Commonly Controlled Entity" has the meaning set forth in Section 4.01(i).

               "Common Share Number" has the meaning set forth in
          Section 3.01(b).

               "Communications Act" means the Communications Act of 1934, as amended, including the Cable Communications
          Policy Act of 1984 and the Cable Television Consumer
          Protection and Competition Act of 1992.

               "Company Adjustment Amount" and "Company
          Adjustment Factor" have the respective meanings set forth in Section 3.02(a)(ii).

               "Company Closing Indebtedness and Other
          Liabilities" means Closing Indebtedness and Other Liabilities of the Company, including all amounts outstanding (exclusive of current portion) under
          (i) the Revolving Credit and Letter of Credit Facility Agreement dated as of March 14, 1989, among KBL Cable, Inc. as borrower, Morgan Guaranty Trust Company of New York, The First National Bank of Chicago and Chemical Bank, as agents, and the several banks party thereto as lenders, as amended by the Consent, Waiver and First Amendment to Revolving Credit and Letter of Credit Facility Agreement dated as of October 6, 1989, and
          (ii) the Note Agreements, but excluding all Intercompany Indebtedness.

               "Company Common Stock" has the meaning set forth in the recitals hereof.

               "Company Designated Franchise Areas" means those
          Franchise Areas as may be identified by written agreement by Parent and the Stockholder from time to time.

               "Company Franchise" means any Franchise of the Company or any Company Subsidiary.

               "Company Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the

                                                               77
          business, properties, condition (financial or other) or results of operations of the Company and the Company Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, as applicable; provided, however, that (i) a change or effect with respect to Paragon shall not be considered in determining whether a Company Material Adverse Change or a Company Material Adverse Effect has occurred and (ii) a change or effect (or development) shall not be deemed to be a Company Material Adverse Change or a Company Material Adverse Effect if such change or effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of such legislation, regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at the Company or any Company Subsidiary (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of the Company or any Company Subsidiary or the Stockholder, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

               "Company Permit" means any Permit applicable to the Company or any Company Subsidiary, whether or not obtained by the Company or such Company Subsidiary.

               "Company Preferred Stock" means the Preferred
          Stock, without par value, of the Company.

               "Company Severance and Incentive Liabilities" means all liabilities under (i) the KBLCOM Incorporated Incentive Bonus Plan and related agreements,
          (ii) (A) the KBLCOM Incorporated Executive Incentive Compensation Plan and (B) the KBLCOM Incorporated Additional Incentive Compensation Program, in each case required to be accrued as of the Closing Date,
          (iii) the Retention Agreements entered into between the Company and certain of its Corporate Employees with regard to retention payments upon occurrence of a change in control and (iv) the Scheduled Plans (with respect to Corporate Employees), other than, in the

                                                               78
          case of clause (iv), with respect to Corporate Employees who accept employment with Parent, its Subsidiaries or Affiliates or Paragon (other than employment that is intended to be transitional in nature). To the extent applicable, the liabilities referred to in the preceding sentence shall be determined on the basis of compensation and time of service as of the Closing Date.

               "Company Subsidiary" means any Subsidiary of the Company; provided, however, that Paragon shall not be deemed to be a Company Subsidiary.

               "Company System" means the Company's cluster of cable television operations in each of the following areas: (i) the San Antonio, Texas, metropolitan area
          (ii) the state of Minnesota, (iii) the Portland, Oregon, metropolitan area (iv) Orange County, California and (v) the Laredo, Texas, metropolitan area (it being understood that all of the cable television operations of the Company or a Company Subsidiary are included in the foregoing five areas).

               "Confidentiality Agreement" has the meaning set forth in Section 6.01.

               "Contracts" has the meaning set forth in
          Section 4.01(m)(i).

               "Corporate Change" has the meaning set forth in
          Section 5.01(e).

               "Corporate Employees" means each of the employees of the Company or any Company Subsidiary employed in the Company's offices in Houston, the Denver advertising sales office, the MIS office in San Antonio and any other employees on the payroll of the corporate office of the Company or the corporate office of KBL-TV Incorporated.

               "Cumulative Capital Expenditure Amount" of the Company or Paragon, as the case may be, with respect to the Closing Date, means (i) the aggregate amount of all Capital Expenditures made by such Person and its Subsidiaries after the date of this Agreement and on or prior to the Closing Date (the "Measurement Period"), plus (ii) the aggregate of the Monthly Interest Amounts for each month or portion thereof after the date of

                                                               79
          this Agreement and prior to the Closing Date. For purposes of determining the amount of Capital Expenditures made during the portion of a month that is only partially included in the Measurement Period, the aggregate amount of Capital Expenditures made during such month shall be allocated pro rata between the included and excluded portions of such month. The "Monthly Interest Amount" in respect of any month or portion thereof equals the product of (i) one-twelfth times (or a smaller percentage representing the ratio of the actual number of days in the period divided by the actual number of days in the year in question)
          (A) the rate of interest per annum (expressed as a decimal) publicly announced from time to time by the Texas Commerce Bank as its prime rate in effect at its principal office on the last day of the month in question or the Closing Date, as applicable, less
          (B) one percent, for such month or portion thereof and
          (ii) the excess (or deficiency) of (A) the sum of all Capital Expenditures made by the Company and the Company Subsidiaries or Paragon and its Subsidiaries, as applicable, from the date of this Agreement to the last day of such month or the Closing Date, as applicable, over (B) $5,000,000 times the total number of months and portions thereof (each such portion to be expressed as a decimal) between the date of this Agreement and the last day of such month or the Closing Date, as applicable (it being understood that if the amount in this clause (ii) is a deficiency, the Monthly Interest Amount in respect of such month shall be a negative number). For purposes of this definition, a Capital Expenditure shall be deemed to be "made" on the last day of the month for which it would be required to be included on a consolidated statement of cash flows prepared in accordance with GAAP.

               "Cumulative Projected Capital Expenditure Amount" of the Company or Paragon, as the case may be, with respect to the Closing Date, means $5,000,000 times the number of calendar months (or portions thereof) from the date of this Agreement to the Closing Date.

               "Current Market Price" means, with respect to the Parent Common Stock as of any date, the average of the closing prices of such stock on the NYSE composite tape (as reported by The Wall Street Journal (National Edition) or, if not reported thereby, by any other authoritative source) for all trading days beginning on

                                                               80
          the thirtieth trading day before such date and ending on and including the fifth trading day before such date.

               "Debt Prepayment Penalty" means, the amount of the premium or other penalty payable at the option of the holder of a note in respect of the early retirement of the amounts payable pursuant to paragraph 4F(i) of the Note Agreement as a result of the transactions contemplated hereby, which for purposes of this Agreement shall be deemed to be $8,150,000.

               "Deductible" has the meaning set forth in
          Section 8.01(f).

               "DGCL" has the meaning set forth in Section 1.01.

               "Disclosure Schedule" has the meaning set forth in
          Section 4.01(b).

               "Distribution" has the meaning set forth in
          Section 3.03(b).

               "Effective Time" has the meaning set forth in
          Section 1.03.

               "Environmental Law" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, the management, Release (as hereinafter defined) or threatened Release of, or exposure to, Hazardous Substances or noxious odor, including the Comprehensive Environmental Response, Compensation and Liability Act,
          42 U.S.C.    9601 et seq. ("CERCLA"), the Federal Water
          Pollution Control Act, 33 U.S.C.    1251 et seq., the
          Clean Air Act, 42 U.S.C.    7401 et seq., the Toxic
          Substances Control Act, 15 U.S.C.    2601 et seq., the
          Emergency Planning and Community Right-to-Know Act of
          1986, 42 U.S.C.    11001 et seq., the Safe Drinking
          Water Act, 42 U.S.C.    300(f) et seq., the Hazardous
          Materials Transportation Act, 49 U.S.C.    1801 et
          seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                                                               81
               "Environmental Permit" means any permit, license, or authorization from any Governmental Entity required for the Company and the Company Subsidiaries to conduct their respective business operations under Environmental Laws.

               "ERISA" means Employee Retirement Income Security
          Act of 1974, as amended.

               "Estimated Adjustment Amount" and "Estimated
          Adjustment Factor" have the respective meanings set forth in Section 3.02(a)(iv).

               "Estimated Company Adjustment Factor" has the meaning set forth in Section 3.02(a)(ii).

               "Estimated Paragon Adjustment Factor" has the meaning set forth in Section 3.02(a)(iii).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FAA" means the Federal Aviation Administration.

               "FCC" means the Federal Communications Commission.

               "FTC" means the Federal Trade Commission.

               "Financial Statements" has the meaning set forth in section 4.01(e).

               "Franchise" means any Federal, state, county or municipal franchise (including any contracts with the Federal government with respect to service on military bases) for the construction, operation, maintenance or ownership of a System or portion thereof.

               "Franchise Area" of a Person means any of the geographic areas in which such Person or its Subsidiaries is authorized to provide cable television service pursuant to a Franchise or otherwise permitted to provide cable television service.

               "GAAP" means United States generally accepted accounting principles.

                                                               82
               "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency, whether domestic or foreign.

               "Hazardous Substance" means all materials or
          substances, regulated as "hazardous" or "toxic", including petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos-containing materials regulated pursuant to any Environmental Law, including materials listed in 49
          C.F.R.   172.101 and materials defined as "hazardous
          substances" pursuant to Section 101(14) of CERCLA.

               "Homes Passed" means, with respect to any System, the total of (a) the number of single family residences capable of being serviced in such System without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced in such System without further line construction, and (c) the number of business locations capable of being serviced in such System without further line construction.

               "HSR Act" means The Hart-Scott-Rodino Antitrust
          Improvements Act of 1976, as amended, and the rules and regulations thereunder.

               "Indebtedness" means with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (other than subscribers' prepayments and deposits received in the ordinary course of such Person's business), (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid (other than trade payables and operating leases of such Person incurred in the ordinary course of such Person's business), (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding deferred employee compensation pursuant to existing plans and obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (F) all lease obligations of such

                                                               83
          Person capitalized on the books and records of such Person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such Person (other than mechanics' liens and liens of similar nature incurred in the ordinary course of such Person's business), whether or not the obligations secured thereby have been assumed, (H) all letters of credit issued for the account of such Person (other than letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business and letters of credit issued in respect of franchise, pole attachment and insurance agreements) and (I) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; provided, however, that
          (i) Indebtedness shall not include any amounts in respect of performance or other similar bonds issued by such Person in the ordinary course of business and
          (ii) the face amount due upon maturity of any Indebtedness shall be deemed to be the principal amount of such Indebtedness.

               "Indemnified Party" and "Indemnity Obligor" have the respective meanings set forth in Section 8.01(c).

               "Individual Subscriber" means, with respect to any System as of any date, each subscriber to such System
          (i)(A) who has paid for at least one month service without discount or (B) who has become a subscriber only pursuant to ordinary and customary marketing promotions in accordance with past practices, and in either case (ii)(A) whose payment for service is not more than 60 days past due from the first day of the period to which any outstanding bill relates and
          (B) who has not given notice of termination. Each residential customer, whether residing in a single-family dwelling or a multiple-family dwelling, is counted as one Individual Subscriber. Each commercial location (business, hotel, motel, bar, restaurant etc.) is counted as one Individual Subscriber.

               "Intellectual Property" means all trademarks, trade names, assumed names, service names, service marks, copyrights, corporate names, patents and patent applications, invention disclosures, registered copyrights, and applications for registration of the foregoing, and all licenses, know-how and trade secrets (excluding advertising materials and customer and supplier lists) and unregistered marks.

                                                               84
               "Intercompany Indebtedness" means, as of the Closing Date, all Indebtedness (including any accrued and unpaid interest thereon) owed by the Company or any Company Subsidiary to the Stockholder or any of its Subsidiaries (other than the Company or any Company Subsidiary), including the Subordinated Promissory Notes of the Company payable to the Stockholder, each dated October 5, 1993, in the respective principal amounts of $350,000,000, $250,000,000 and $94,097,220.

               "Inventory Deficiency" shall mean the excess, if any, of (i) $7,700,000 over (ii) the amount of the Company's inventory not held for sale in the ordinary course of business existing as of the Closing Date.

               "Inventory Excess" shall mean the excess, if any, of (i) the amount of the Company's inventory not held for sale in the ordinary course of business existing as of the Closing Date over (ii) $7,700,000.

               "Joint Venture Agreement" means the agreement contemplated by the summary of terms set forth in
          Exhibit I.

               "KBL" means KBL Cable, Inc., a Delaware
          corporation.

               "KBL Minneapolis" has the meaning set forth in
          Section 4.01(m)(iv).

               "Lien" means any pledge, claim, lien, charge, encumbrance, restriction on transfer or security interest of any kind or nature whatsoever.

               "Loan Instrument" has the meaning set forth in clause (i) of the definition of Third Party Contract.

               "Losses" means any losses, damages, claims, obligations, liabilities, costs, expenses, interest and penalties (including reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand) of any kind or character.

                                                               85
               "MMDS" means microwave multichannel distribution services.

               "Merger" has the meaning set forth in the recitals hereof.

               "Merger Consideration" has the meaning set forth in Section 3.01.

               "Minneapolis Partnership Agreement" has the meaning set forth in Section 4.01(m)(iv).

               "Multiemployer Pension Plans" has the meaning set forth in Section 4.01(i).

               "Non-Return Taxes" has the meaning set forth in
          Section 10.01.

               "Non-Subsidiary Equity Investment" means, with respect to any Person, any corporation, partnership or other entity (other than a Subsidiary of such Person) whose voting securities, partnership interests or other equity interests are owned by such Person.

               "Note Agreement" means any Note Agreement dated as of March 14, 1989, between KBL and a purchaser of any of the 10.95% Senior Notes due 1999 or the 11.30% Senior Subordinated Notes due 1999 of KBL Cable, Inc., as amended by the Consent, Waiver and First Amendment to the Note Agreement dated as of October 6, 1989.

               "Notice of Disagreement" has the meaning set forth in Section 3.04.

               "NYSE" has the meaning set forth in
          Section 7.01(e).

               "Other Contracts" has the meaning set forth in
          Section 4.01(m).

               "Paragon" means Paragon Communications, a Colorado general partnership.

               "Paragon Adjustment Amount" and "Paragon
          Adjustment Factor" have the respective meanings given such terms in Section 3.02(a)(iii).

                                                               86
               "Paragon Closing Indebtedness and Other
          Liabilities" means Closing Indebtedness and Other
          Liabilities of Paragon and its Subsidiaries.

               "Paragon Designated Franchise Areas" shall mean such Franchise Areas as may be identified by written agreement by Parent and the Stockholder from time to time.

               "Paragon Franchise" means any Franchise of Paragon or any of its Subsidiaries.

               "Paragon Franchise Number" means a percentage of Individual Subscribers of Paragon in all of the Paragon Designated Franchise Areas, which percentage shall be identified by written agreement by Parent and the Stockholder from time to time.

               "Paragon Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to (i) the business, properties, condition (financial or other) or results of operations of Paragon and its Subsidiaries, taken as a whole, or (ii) the ability of the Stockholder to transfer its interest in Paragon to Parent in accordance with the transactions contemplated hereby; provided, however, that a change or effect (or development) shall not be deemed to be a Paragon Material Adverse Change or a Paragon Material Adverse Effect if such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of any legislation, regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at Paragon (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of Parent or any Subsidiary of Parent, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

                                                               87
               "Paragon Permit" means any Permit applicable to Paragon or any of its Subsidiaries, whether or not obtained by Paragon or such Subsidiary.

               "Paragon System" means any cable television system owned by Paragon or any Subsidiary thereof.

               "Parent Change of Control" shall mean the occurrence of one or both of the following events:
          (a) individuals who would constitute a majority of the members of the Parent's board of directors elected at any meeting of stockholders or by written consent (without regard to any members of Parent's board of directors elected pursuant to the terms of any series of preferred stock of Parent) shall be elected to Parent's board of directors and the election or the nomination for election by Parent's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or (b) a person or entity or group or persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, or redemptions or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the outstanding shares of Parent Common Stock.

               "Parent Common Stock" means the Common Stock, par value $1.00 per share, of Parent.

               "Parent Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that a change or effect (or development) shall not be deemed to be a Parent Material Adverse Change or a Parent Material Adverse Effect if such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or
          (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of any legislation,

                                                               88
          regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at Parent or any of its Subsidiaries (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of Parent or any Subsidiary of Parent, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

               "Parent Preferred Stock" means the Series D
          Convertible Preferred Stock, par value $1.00 per share, of Parent, with rights, preferences and terms as set forth in the Certificate of Designations attached as Exhibit H hereto.

               "Parent SEC Documents" has the meaning set forth in Section 4.03(d).

               "Pension Plans" has the meaning set forth in
          Section 4.01(i).

               "Periodic Financial Statements" means the consolidated financial statements of (i) the Company and (ii) KBL, covering in each case each fiscal quarter and fiscal year ending after the date hereof, identified as such by the Company and consisting of
          (x) consolidated balance sheets as of the relevant period end and (y) statements of consolidated operations and consolidated cash flows for the relevant quarter and year-to-date period. The KBL consolidated financial statements for any fiscal year shall be audited and all other consolidated financial statements shall be unaudited (subject to Section 6.17).

               "Permit" means any permit (including any FAA or FCC permit), license, franchise, variance, exemption, authorization, concession, lease, instrument, order or approval of any Governmental Entity; provided, however, that a Franchise shall not be deemed to be a Permit.

               "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

               "Post-Closing Returns" and "Post-Closing Taxes" have the respective meanings set forth in
          Section 10.02.

                                                               89
               "Pre-Closing Consolidated Returns" and "Pre-
          Closing Taxes" have the respective meanings set forth in Section 10.01.

               "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date (determined in accordance with Treasury Regulation 1.1502-76(b), as amended by Treasury Decision 8560), including the portion up to the Closing Date of a period that begins before and ends after the Closing Date.

               "Rate Laws" means (i) (A) the rate regulation pro-visions of the Cable Television Consumer Protection and Competition Act of 1992 (the "92 Act"), (B) any rules, regulations, orders or other actions promulgated, enacted or taken on or prior to the date of this Agreement or at any time thereafter by the FCC or by any state or local Governmental Entity under or pursuant to the rate regulation provisions of the 92 Act; and (ii) any other Federal law, statute, rule or regulation promulgated, enacted or taken after the date of this Agreement that directly regulates the rates of any System.

               "Rate Practices" means any activity that is or can reasonably be expected to be subject to Rate Laws.

               "Rate Proceeding" means any claim, investigation, certification, inquiry, suit, action or similar pro-ceeding made, instituted or threatened by any Person, (including any Governmental Entity) or before any Governmental Entity, arising from, relating to or in connection with Rate Laws, whether existing on the date of this Agreement or arising thereafter.

               "Registration Rights Agreement" means the agreement between Parent and the Stockholder, to be entered into on the Closing Date, in the form attached as Exhibit J hereto.

               "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, groundwater, soils, land surface or subsurface strata).

                                                               90
               "SMATV" means satellite master antenna television distribution systems.

               "Savings Plan" has the meaning set forth in
          Section 6.04.

               "Scheduled Plans" means (i) the 1-Year Parachute Agreements entered into between the Company and certain of its employees with regard to severance benefits and identified on Attachment A to Section 4.01(h) of the Disclosure Schedule, (ii) the 3-Year Parachute Agreements entered into between the Company and certain of its employees with regard to severance benefits and identified on Attachment A to Section 4.01(h) of the Disclosure Schedule, (iii) the KBLCOM Incorporated Special Severance Benefits Plan, effective September 1, 1994 and (iv) the general severance obligations set forth in Section A, Subsection 160 of the Company's Personnel Policies and Procedures.

               "SEC" means the Securities and Exchange
          Commission.

               "Section 6.05(b) Fees" has the meaning set forth in Section 6.05(b).

               "Securities Act" means the Securities Act of 1933, as amended.

               "Specified Corporate Employees" has the meaning set forth in Section 6.11(a).

               "Specified Long-Term Assets" means (i) the shares of capital stock or other equity interests owned by the Company or Paragon, as applicable, as of the date hereof in the following Persons: QVC, Inc., Linkatel Pacific, L.P., Starsight Telecast, Inc., International Cablecasting Technologies, Inc., Upper Midwest Cable Partners, CAT Partnership, ARP Partnership and Cable Advertising Partners and (ii) any assets into which any such assets are converted, or for which any such assets are exchanged, in any transaction or series of transactions (including subsequent conversions or exchanges).

               "Statement" has the meaning set forth in
          Section 3.04(a).

                                                               91
               "Stockholder's Agreement" means the agreement between Parent and the Stockholder, to be entered into on the Closing Date, in the form attached as Exhibit K hereto.

               "Subsidiary" means, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof; provided, however, that Paragon shall not be deemed to be a Subsidiary of Parent, the Stockholder, the Company or any Company Subsidiary.

               "Surviving Corporation" has the meaning set forth in Section 1.01.

               "Surviving Corporation Common Stock" means the
          Common Stock, par value $1.00 per share, of the Surviving Corporation.

               "Swap Termination Amount" means the termination value of the interest rate, currency or commodity swap or hedging contracts of the Company, which for purposes of this Agreement shall be deemed to be $350,000.

               "System" means any Company System or Paragon
          System, as applicable.

               "Tax" or "Taxes" includes all Federal, state, local or foreign income, gross receipts, franchise, capital, property, sales, use, excise, transfer, license, payroll, withholding and other taxes, governmental charges and assessments, together with any interest or penalties on underpayments of tax, any additions to tax and any penalties for late filing of or failure to file tax returns or reports.

               "Taxing Authority" means any domestic, foreign, Federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or

                                                               92
          any other authority exercising Tax regulatory authority.

               "Third-Party Contract" of any Person means (i) any loan or credit agreement, note, bond, mortgage, indenture, financing lease or other debt instrument or agreement (collectively "Loan Instruments"), or
          (ii) any other contract, agreement or other under-standing, in each case applicable to such Person, any of its Subsidiaries or any of their respective properties and assets, and to which a Governmental Entity is not a party.

               "Transaction Documents" means the Stockholder's
          Agreement and the Registration Rights Agreement, collectively.

               "Transferable Franchise Area" means any Franchise Area with respect to which (A) any authorization, consent, order or approval of any Governmental Entity necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained; (B) no authorization, consent, order or approval of any Governmental Entity is necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement; or (C) no Franchise is required for the provision of cable television service in the Franchise Area.

               "TWE" means Time Warner Entertainment Company,
          L.P., a Delaware limited partnership.

               "TWE-Advance/Newhouse" means Time Warner
          Entertainment-Advance/Newhouse Partnership, a New York general partnership.

               "TWE Management Agreement" means the Agreement dated as of August 31, 1988, among Paragon, American
          Television and Communications Corporation, a Delaware corporation, and the Company.

               "Working Capital Assets" of any Person as of the Closing Date consist of current assets, as determined in accordance with GAAP, which include, but are not limited to, the following: (i) cash and cash

                                                               93
          equivalents, marketable securities (valued at fair market value), prepaid pole attachment rentals, prepaid insurance premiums and other prepaid items of such Person and its Subsidiaries, in each case as of such date; (ii) receivables from subscribers to the Systems owned by such Person and its Subsidiaries and other receivables (valued in each case at Book Value) and deposits as of such date (but only to the extent that such receivables and deposits are incurred in the ordinary course and are available to the Surviving Corporation after the Closing Date); and
          (iv) inventories held for sale in the ordinary course of business; provided, however, that Working Capital Assets shall not include (A) accounts receivable from, or Indebtedness owed by, the Stockholder or any of its Subsidiaries (other than the Company and the Company Subsidiaries), (B) Specified Long-Term Assets,
          (C) loans to employees that are not in the ordinary course of business or (D) inventories not held for sale in the ordinary course of business. The "Book Value" of any receivable shall be the amount of such receivable less a reasonable reserve for collectibility determined in accordance with past practice on a basis consistent with the Company's experience.

               "Working Capital Balance" of any Person means the excess of Working Capital Assets of such Person over Working Capital Liabilities of such Person, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements in the case of the Company, or such Person's most recent audited financial statements in any other case, except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities; provided, however, that the Company Working Capital Balance shall be determined without giving effect to the Company's interest in the assets and liabilities of Paragon.

               "Working Capital Deficit" of any Person means the excess of the Working Capital Liabilities of such Person over the Working Capital Assets of such Person, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements in the case of the Company, or in Paragon's most recent audited financial statements in the case of Paragon,

                                                               94
          except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities; provided, however, that the Company Working Capital Deficit shall be determined without giving effect to the Company's interest in the assets and liabilities of Paragon.

               "Working Capital Liabilities" of any Person as of the Closing Date consist of current liabilities as determined in accordance with GAAP, which include, but are not limited to, the following: (i) trade accounts payable, notes payable and the current portion of long-term debt liabilities of such Person and its Subsidiaries, (ii) expenses of such Person and its Subsidiaries relating to the consummation of the Merger, including fees and expenses such as attorneys , accountants, financial advisors and brokers fees, if such fees and expenses are paid after the Closing Date,
          (iii) other accrued and unpaid expenses of such Person and its Subsidiaries (including amounts due and payable in respect of unpaid Taxes) as of such date,
          (iv) subscribers' prepayments and deposits as of such date; provided, however, that Working Capital Liabilities shall not include (w) deferred Taxes of such Person (x) any Intercompany Indebtedness, (y) any of the Company Severance and Incentive Liabilities or
          (z) the Debt Prepayment Penalty.

               SECTION 11.03. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

               SECTION 11.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 11.05.  Entire Agreement; No Third-Party
     Beneficiaries. This Agreement, the Transaction Documents, the Joint Venture Agreement and the Confidentiality

                                                               95
     Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for Sections 6.03 and 6.04, are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

               SECTION 11.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger.

               SECTION 11.07.  Assignment.  Subject to the
     limitations in Section 6.02(e), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent or Sub may assign all of its rights, interest or obligations hereunder to (i) any wholly owned Subsidiary of Parent (ii) TWE or (iii) TWE-Advance/Newhouse. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               SECTION 11.08. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
     (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by notion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the

                                                               96
     transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

               SECTION 11.09.  Descriptive Headings.  The
     descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               SECTION 11.10. Cooperation. (a) In the event that the Merger is consummated without the requisite approval of all franchising authorities, the Stockholder agrees to use commercially reasonable efforts to (i) enter into such agreements, including any trust or management agreement, as the parties mutually determine are appropriate to enable Parent to conduct its operations, subject to applicable laws, as if all the transactions contemplated hereby had been consummated and (ii) take actions contemplated by this Agreement (including Section 6.02) to be taken by the Stockholder to cause any Franchise Area that is not a Transferable Franchise Area as of the Effective Time to become a Transferable Franchise Area; provided, however, that Parent shall pay any fees and expenses, including reasonable attorney's fees, of the Stockholder resulting from or in connection with compliance with this Section.

               (b) After the Closing, upon reasonable written notice, the Stockholder and Parent shall furnish or cause to be furnished to each other and to their employees, counsel, auditors and representatives reasonable access, during normal business hours, to such information and assistance relating to the Company (or the Surviving Corporation) and the Company Subsidiaries as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment, in order to respond to inquiries from Governmental Entities or relevant to a particular claim for indemnification that has been made pursuant to Article VIII hereof. At the reasonable request and expense of any party, the other parties shall deliver copies of any such information to the requesting party.
     Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 11.10(b). No party hereto shall be required by this Section 11.10(b) to take any action that

                                                               97
     would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

               SECTION 11.11. No Other Representations. Except as otherwise expressly set forth in this Agreement, the Disclosure Schedule, the Schedules, Exhibits and certificates delivered hereto or the Transaction Documents, none of the parties hereto have made or shall be deemed to have made any representations, warranties or agreements with or to each other or to any other Person regarding the subject matter of this Agreement and the Transaction Documents. Each expressly disclaims liability and responsibility for any oral information communicated to any other party (including any opinion, information or advice that may have been provided by any officer, stockholder,

                                                               98
     director, employee, agent, consultant or representative of such party including, in the case of the Stockholder and the Company, CS First Boston Corporation.



               IN WITNESS WHEREOF, the Company, the Stockholder,
     Parent and Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                              KBLCOM INCORPORATED,

                                by  /s/ Don D. Jordan
                                  ------------------------------
                                  Name: Don D. Jordan
                                  Title: Chairman and Chief
                                  Executive Officer


                              HOUSTON INDUSTRIES INCORPORATED,

                                by  /s/ Don D. Jordan
                                  ------------------------------
                                  Name: Don D. Jordan
                                  Title: Chairman and Chief
                                  Executive Officer


                              TIME WARNER INC.,

                                by  /s/ Peter R. Haje
                                  -----------------------------
                                  Name: Peter R. Haje
                                  Title: Executive Vice President
                                  and General Counsel


                              TW KBLCOM ACQUISITION CORP.,

                                by  /s/ Spencer B. Hays
                                  ----------------------------
                                  Name: Spencer B. Hays
                                  Title: Vice President